As filed with the Securities and Exchange Commission on December 13, 1999


                       Registration Statement No.333-83701

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                             AMENDMENT NO. 2 TO THE

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           CIRCLE GROUP INTERNET, INC.
                 (Name of Small Business Issuer in its Charter)

         Illinois                    7375                 36-4197173
(State or other jurisdiction   (Primary Standard       (I.R.S. Employer
      of incorporation             Industrial         Identification No.)
      or organization)           Classification
                                  Code Number)
                                ----------------
                                1011 Campus Drive
                               Mundelein, IL 60060
                                  847-549-6002
                        (Address and telephone number of
                          principal executive offices)
                                ----------------
                             Mr. Gregory J. Halpern
                               Mr. Frank K. Menon
                           Circle Group Internet, Inc.
                                1011 Campus Drive
                               Mundelein, IL 60060
                                  847-549-6002
            (Name, address and telephone number of agent for service)
                                ----------------
                                 With a copy to:

                             Roxanne K. Beilly, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                                   Suite 1900
                         Fort Lauderdale, Florida 33331
                                 (954) 763-1200
                                ----------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration number of the earlier registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].

                         CALCULATION OF REGISTRATION FEE

                                  Proposed      Proposed
                                  Maximum       Maximum
Title of           Amount         Offering      Aggregate Amount
Shares to be       to be          Price Per     of Offering         Registration
Registered         Registered     Share (1)     Price (1)           Fee

common stock,
$.001 par value
per share            1,825,532    $10.00         $18,255,320        $5,075


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold by the holders until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.



SUBJECT TO COMPLETION DATED DECEMBER 13, 1999


PROSPECTUS

                           Circle Group Internet, Inc.

                        1,825,532 shares of common stock

This investment has a high degree of risk. You should carefully consider the risk factors beginning on page 4 before purchasing any of the shares of Circle Group Internet common stock offered by this prospectus.


         The 1,825,532 shares of common stock covered by this prospectus are being sold by selling security holders identified. The offering is not being underwritten. Circle Group Internet will not receive any of the proceeds from the sale of the shares by the selling security holders.

         There is currently no public market for our common stock. We have applied for listing of our common stock on the Nasdaq National Market and on the American Stock Exchange. We do not know if we will be approved for listing on either exchange.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.



                    The date of this prospectus is [ ], 1999


                                       TABLE OF CONTENTS
                                                                                         Page No.

Prospectus Summary ........................................................................    3
Summary Financial Data ....................................................................    3
General Information .......................................................................    4
Risk Factors ..............................................................................    4
Forward-Looking Statements ................................................................    6
Use of Proceeds ...........................................................................    6
Capitalization ............................................................................    6
Management's Discussion and Analysis of Financial Condition and Results of Operations .....    7
Business ..................................................................................   11
Management ................................................................................   27
Indemnification of Officers and Directors .................................................   33
Certain Relationships and Related Transactions ............................................   33

Our Principal Shareholders ................................................................   35
Market For Our Securities .................................................................   36
Selling Security Holders ..................................................................   37
Plan of Distribution ......................................................................   42
Description of Securities .................................................................   44

Legal Matters .............................................................................   45
Experts ...................................................................................   45
Index to Financial Statements .............................................................  F-1

                               PROSPECTUS SUMMARY

Circle Group Internet, Inc.


We are an Internet company with e-finance, business-to-business, and e-tailer divisions. Our divisions are built around the common theme of Internet-based operations.


     * Our e-finance, or Internet investment banking, division is a broker-dealer that offers and sells securities in private placements and public offerings. Our e-finance division focuses its activities on the Internet sector and, more generally, on issuers seeking to market their stock offerings to online investors.

     * Our business-to-business, or B2B, division develops distinctive web sites, engineers software, including our Internet viewing software, and provides business-to-business consulting services.

     * Our e-tailer, or Internet retailer, division is a manufacturer and distributor of pillows, blankets, and other bedding products.


Our executive offices are located at 1011 Campus Drive, Mundelein, Illinois 60060. Our telephone number is (847) 549-6002. Our web sites are located at www.circlegroupinternet.com., www.justdoit.net, www.bedsandbeyond.com and www.cgisecurities.com. The information on our web sites is not a part of this prospectus.


                             SUMMARY FINANCIAL DATA

The following table provides summary consolidated financial information on Circle Group Internet. The accompanying compiled pro forma condensed consolidated financial statements are based on the assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The compiled pro forma condensed consolidated financial statements:

     * do not claim to represent what the combined results of operations actually would have been if the acquisitions of On-Line Bedding and PPI Capital had occurred as of December 31, 1998 instead of the actual closing dates, or

     * what the financial position and results of operations would be for any future periods.

You should also read the audited and unaudited historical financial statements, and the compiled pro forma condensed consolidated financial statements included in this prospectus.

Statement of operations data:

                                  Nine Months Ended September 30,                        Year Ended December 31,
                                      1999       1998                                1998                        1997
                                      ----       ----                                ----                        ----
                                        (unaudited)                      Historical            Pro forma       Historical
                                                                         ----------            ---------       ----------
                                                     Proforma
                                                     --------
Revenues                         $ 3,765,618         $783,743               $338,333           $1,121,046       $282,362
Net Income (loss)                $ 1,500,183         $(30,910)              $  7,422           $ (209,127)      $ 23,436
Net Income (loss) per
    Common Share                 $     0.165         $(0.0044)              $   .001           $    (.028)      $   .003
Weighted average shares
         outstanding               8,595,310        7,000,800              7,032,328            7,432,328      7,000,000
Balance sheet data:

                                              September 30, 1999                          December 31, 1998
                                              ------------------                          -----------------
                                                (unaudited)
                                                                                  Historical                   Proforma
                                                                                  ----------                   --------
Current Assets                                  $13,307,707                      $1,033,399                   $1,048,293
Total Assets                                    $18,281,602                      $1,059,303                   $2,162,259
Total Liabilities                               $ 1,796,183                      $   35,595                   $  158,551
Working Capital                                 $11,511,524                      $  977,804                   $  977,988
Stockholders Equity                             $16,485,419                      $1,059,303                   $2,024,708


                               GENERAL INFORMATION


The terms "Circle Group Internet," "we," "our," and "us" refer to Circle Group Internet, Inc. and our subsidiaries CIG Securities, On-line Bedding, and PPI Capital Corporation. The term "you" refers to a prospective investor.


                                  RISK FACTORS


An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our common stock. A significant portion of our B2B division's revenues are non-cash compensation which we may never be able to liquidate, and on which we are required to pay income taxes

Approximately 73% of our revenues for the nine months ended September 30, 1999 represented the value of restricted securities we accepted as partial payment for our fees for business to business consulting services, and the development of various software, from privately held, third party clients. While we recognized revenue associated with its issuance to us as required by GAAP, we may never be able to liquidate these securities and receive cash in their place.

We have adopted a policy of reviewing the value of these investments on a quarterly basis. This review may result in an adjustment to their carrying value which could adversely affect our operating results for the corresponding quarters in that we might be required to reduce our carrying value of the investments. During the three months ended September 30, 1999, following our policy of reviewing the valuing of these investments, we recognized an unrealized gain on these investments of $1,044,000 which is included as other income in our financial statements for the nine months ended September 30, 1999 which are included in this prospectus. In addition, if we are unable to inevitably liquidate these securities, we will be required to write off the investments which would adversely affect our operating results. Finally, we will be required to use cash generated from our other operations, or our working capital, to pay the income taxes which will be due on this revenue attributed to non-cash compensation.

We lack prior investment banking experience

While several members of our management team have previous experience in the securities industry, we have only recently expanded our operations with our e-finance division. Because we have no prior experience in investment banking, we do not know if we will be successful in developing this division. The overall growth in our revenues will depend largely on the development of our e-finance division. If we are unsuccessful in developing our e-finance division, it will materially adversely affect our ability to increase our revenues and profits.

If our e-finance division does not continue to increase its membership base, our ability to generate revenues will be adversely impacted

The compensation of our e-finance division is success-based, and is computed as a percentage of the total funds we raise for the issuers. Our ability to raise capital for issuers in private offerings is based, in part, upon increasing the number of our accredited investor members who are interested in participating in private offerings. If we are unsuccessful in these efforts, we may be able to undertake and close only a limited number of private offerings. Any significant limitation in the number of private offerings we are able to successfully close will result in a reduction of our potential revenues.

New rules may be adopted which could negatively impact our e-finance division

We are focusing our e-finance efforts in an emerging area of Internet investment banking. We do not know if new rules or regulations will be adopted by the SEC or the NASD which might limit, or eliminate our ability to operate our e-finance division as presently operated. The securities industry is extensively regulated at both the federal and state levels by various regulatory organizations charged with protecting the interests of customers. The SEC and NASD require strict compliance with their rules and regulations. If new or revised rules or regulations are adopted and we fail to comply with any of these laws, rules or regulations, the SEC and/or the NASD could levy fines against, suspend or expel CIG Securities. Significant fines could adversely impact our working capital, and a suspension or expulsion would severely limit our projected future growth.

The lack of an operating history in our e-finance division may impede our abilities to attract quality offerings

Our ability to attract potential clients is also based, in part, on our success with prior transactions in which we have assisted companies in raising capital. We have only recently expanded into this division, and must still develop a track record on which our future clients can evaluate our likelihood of success in assisting them to raise capital. Until we develop this track record, we may incur difficulties in attracting potential clients which have the greatest potential for future success.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs, as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 4 of this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling security holders made under this prospectus.

                                 CAPITALIZATION


The following table sets forth our capitalization at September 30, 1999 and has been derived from financial information appearing in the financial statements included in this prospectus.
                                                              September 30, 1999
                                                              ------------------
                                                                 (unaudited)

Total debt:                                                        $1,796,183

Stockholders' equity:
              common Stock, $.0001 par value
              per share; 50,000,000 shares
              authorized; 9,837,180 shares issued
              and outstanding at September 30,
              1999                                                        492
Additional paid-in capital                                         16,115,211
Retained earnings                                                   1,343,932
Dividend                                                             (974,216)

              Total stockholders' equity                          $16,485,419

Total capitalization                                              $18,281,602

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


The following discussion should be read in conjunction with our financial statements and the related notes which appear elsewhere in this prospectus. We acquired On-Line Bedding in January 1999, and our consolidated revenues for the nine months ended September 30, 1999 include revenues for On-Line Bedding for the period of February 1, 1999 through September 30, 1999. On-Line Bedding was an S corporation until our acquisition of all of its stock. We acquired PPI Capital in March 1999. PPI Capital is a shell corporation with no operations or revenues. While it is included in our consolidated financial statements for the nine months ended September 30, 1999 and 1998, and our balance sheet at September 30, 1999, we do not provide any separate information on PPI Capital. Our financial statements for the nine months ended September 30, 1998 have been adjusted to give pro forma effect to the acquisitions of On-Line Bedding and PPI Capital as if these acquisitions had occurred in January 1998 and March 1998, respectively. We did not close our acquisition of CIG Securities until November 1999 and its results of operations are not included in our financial statements for the nine months ended September 30, 1999. The following discussion assumes the pro forma acquisitions of On-Line Bedding and PPI Capital at September 30, 1999 and 1998 and for the nine months ended September 30, 1999.

Results of operations

Third quarter of 1999 as compared to third quarter of 1998

Consolidated

Our revenues increased approximately 380% for the nine months ended September 30, 1999 from the comparable period in fiscal 1998. The following table provides a breakdown of the revenues for our B2B division and our e-tailer division for the periods indicated:

                                           Nine Months Ended September 30,
                                           1999                      1998
                                         (unaudited)               (unaudited)

         B2B division                    $3,003,050                 $181,854
         e-tailer division                  762,568                  621,889
                                         ----------                 --------
                                         $3,765,618                 $783,743
                                         ==========                  =======

Our consolidated operating expenses increased significantly for the second quarter of fiscal 1999 over the second quarter of fiscal 1998 as a result of the expansion of our B2B division, and shareholder distributions to the shareholders of On-Line Bedding which have been treated as a dividend. Included in the operating expenses for the nine months ended September 30, 1999 is also a one time expense of $495,000 which represents the value of stock grants to new employees hired during fiscal 1999. Other Income for the nine months ended September 30, 1999 is primarily attributable to a $1,044,000 unrealized gain on stock received as compensation for services, with the balance attributable to interest income. Our consolidated income from operations increased from a loss for the nine months ended September 30, 1998. This increase is primarily the result of the operations of our B2B division.

Based upon an internal analysis of our pending projects and orders, we anticipate revenues will continue to increase during the balance of fiscal 1999 in both our B2B and e-tailer divisions. In addition, we anticipate that we will begin to report revenues from our e-finance division during the fourth quarter of fiscal 1999.

B2B division


Revenues reported by this division increased approximately 1,755% for the nine months ended September 30, 1999 from the comparable period in fiscal 1998. These revenues included revenues from sales of business-to-business consulting services and our Internet viewing software. Revenues for the comparable period in fiscal 1998 were generally attributed to sales of our marketing software. Included in the revenues for the nine months ended September 30, 1999 which were reported by this division is approximately $2,739,000 in non-cash revenue. We anticipate that we will continue to accept restricted securities from time to time as partial payment for services rendered by our B2B division. Based upon our internal review of pending projects within this division, we anticipate that revenues will continue to increase during the balance of fiscal 1999.

Operating expenses in this division increased significantly for the nine months ended September 30, 1999 from the comparable period in fiscal 1998 as a result of our growth and development. These additional expenses included costs associated with additional employees, and product and service development. As we continue to expand our operations in this division during the balance of fiscal 1999, we anticipate operating expenses will continue to increase.

This division reported net income of approximately $1,402,250 for the nine months ended September 30, 1999, of which $1,044,000 is attributable to the recognition of unrealized gains on stock accepted as payment for B2B consulting services, versus a net loss of approximately $26,912 for the comparable period in fiscal 1998. This division had not begun accepting stock as partial payment for its services in 1998.

e-tailer division

Revenues reported by this division increased approximately 23% for the nine months ended September 30, 1999 from the comparable period in fiscal 1998. Gross profit as a percentage of sales decreased by approximately 7.1% for the nine months ended September 30, 1998 to approximately 31.4% for the comparable period in fiscal 1999. The gross profit reported for the nine months ended September 30, 1998 was higher than customarily reported by On-Line Bedding as a result of a non-recurring order flow in that period. The profit margin reported for On-Line Bedding for the nine months ended September 30, 1999 is closer to this division's historic norms. We anticipate a modest increase in revenues at this division through the balance of fiscal 1999 as its e-commerce web site becomes operational.

Operating expenses in this division remained essentially unchanged. For the nine months ended September 30, 1998 compensation payable to Mr. Edward Halpern, On-Line Bedding's president, is reflected as an Other Expense. Mr. Edward Halpern's compensation for the nine months ended September 30, 1999 is included in the operating expenses for our B2B division. We do not presently anticipate any increases in operating expenses within this division. This division reported net income of approximately $97,933 for the nine months ended September 30, 1999 versus net income of approximately $179,290 for the comparable period in fiscal 1998. This reduction in net income is primarily attributable to the lower margins this division reported during the second quarter of fiscal 1999, as well as the effect of a change from an S corporation to a C corporation following our acquisition of On-Line Bedding's stock in January 1999.

Fiscal year 1998 as compared to fiscal year 1997


During fiscal years 1998 and 1997 our operations were limited to the engineering, development, and marketing of our web-based software marketing tools, and the engineering and development of our Internet viewing software. During the last quarter of fiscal 1998 our management also devoted a significant portion of its time to our capital raising efforts. Accordingly, while our revenues increased approximately 19% for fiscal 1998 from fiscal 1997, the remaining results of our operations remained constant from one year to another.

Liquidity and capital resources


At September 30, 1999 we had working capital of approximately $11,511,524, an increase of approximately $10,513,720 from December 31, 1998. This increase is attributed to proceeds we received from our capital raising activities. In addition to cash on hand, we have established a $1 million line of credit with a commercial bank, of which we have drawn $500,000 against at September 30, 1999.^ The current assets at September 30, 1999 includes $50,753 in prepaid taxes, deferred tax assets, and general prepaid expenses including insurance. Other assets at September 30, 1999 includes security deposits.

During the balance of fiscal 1999 we anticipate hiring approximately 10 additional employees and will, accordingly, increase our payroll and operating expenses. These additional expenses will be funded by our existing working capital until our revenues increase proportionately. In the event we do not generate sufficient additional revenues to offset the expenses related to an increase in our payroll and operating expenses, we will continue to fund the costs from our working capital. We anticipate the payroll and general and administrative costs associated with these additional employees will aggregate approximately $555,498 for the balance of fiscal 1999.

We have also funded the start-up of our e-finance division, and the expansion of our e-tailer division during the balance of fiscal 1999. We estimate these costs, which will be funded from our working capital, will be approximately $228,156 for our e-finance division and approximately $114,400 for our e-tailer division. During the balance of fiscal 1999, we anticipate our revenues will increase, including the fees to be earned by our e-finance division.

We have also set aside $1 million of our cash to contribute to the fund which will invest in Illinois technology companies. Other than these planned capital expenditures, and the costs associated with our continued growth, we do not presently have any planned or anticipated use of proceeds for the balance of funds raised in our capital raising activities.


Other than our working capital and the line of credit, we do not presently have any additional sources of liquidity. However, we believe our existing resources are sufficient to fund our planned expansion during the balance of fiscal 1999 and into fiscal 2000.

Special capital considerations of our e-finance division


CIG Securities must follow the SEC's Uniform Net Capital Rule, Rule 15c3-1, which is designed to measure the financial integrity and liquidity of a broker-dealer, and the minimum net capital deemed necessary to meet its commitments to its customers. Rule 15c3-1 provides that a broker-dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items as calculated by the rule. As of this date, CIG Securities is required to maintain a minimum net capital of $5,000. As of September 30, 1999, it had net capital in excess of the minimum net capital required of $26,263. The minimum net capital required is based upon the nature of CIG Securities' broker dealer business. If CIG Securities remains principally engaged in the offer and sale of private placement securities, then its net capital requirements remain at a minimum. In the event CIG Securities ever becomes involved in the participation in public underwritings, then net capital requirements will be increased to a minimum of $100,000.

As a broker dealer, CIG will be subject to liabilities based upon the nature of its business. CIG intends to restrict its business during the first 12 months of operations to the private placement of equity securities. Its capital requirements will be limited, and we should not be subject to any fluctuations in the stock market. However, as a broker dealer engaged in the sale of equity securities, CIG could be subject to claims by subscribers to private offerings based upon allegations of false or misleading statements contained in the selling memorandum. At the time CIG undertakes public offerings for its clients, it will be subject to similar liabilities related to the contents of the prospectus. CIG will seek to limit its liability by conducting significant due diligence and working closely with its attorneys and accountants. We are unable at this time to predict what effect CIG's activities, if any, will have on our liquidity and capital resources.

Year 2000 readiness disclosure


We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The Year 2000 issue relates to whether computer systems will properly recognize and process information relating to dates in and after the year 2000. These systems could fail or produce erroneous results if they cannot adequately process dates beyond the year 1999, and are not corrected. Significant uncertainty exists in the software industry concerning the potential consequences that may result from the failure of software to adequately address the Year 2000 issue. We have reviewed all software and hardware used internally by us in all support systems to determine whether they are Year 2000 compliant. Our software has already been upgraded by the manufacturer or was recently purchased and is Year 2000 compliant. We are fully Year 2000 compliant as of the date of this prospectus.


The costs to us to in identifying and evaluating Year 2000 compliant issues were not material. Most of our expenses have related to the upgrades or replacements, when necessary, of software or hardware, as well as costs associated with time spent by our employees in the evaluation process and Year 2000 compliance matters generally. These expenses are included in our capital expenditures budget, and were not material to our financial position or results of operations. The only outside vendor upon which we rely, other than utility companies and similar businesses, is the company which provides us with access to the Internet. This company has informed us that its system is Year 2000 compliant.

                                    BUSINESS

Our history


We were formed as an Illinois corporation in May 1994 using the name Circle Group Entertainment Ltd. We subsequently changed our name to Circle Group Internet, Inc. in 1997. We had no operations between May 1994 and January 1997. Beginning in 1997, our first business ventures were related to the development and marketing of software that strategically placed web sites in Internet directories. Prior to the development of these software products, we researched the Internet for technological developments that we believed could give businesses the ability to enhance revenue generating opportunities through an Internet presence. Our research led to the development of our initial software products. These products were:

         - BULLSEYE Target Market E-mail Spider for Windows 95 which gave users the ability to target markets on the web through a keyword search,

         - Web Visitor I.D. which automatically captured the e-mail address of web site visitors, and

         - Zap Pow Submissions which strategically placed web site addresses in Internet directories.

These products were marketed principally to businesses with web sites to create cost justification, leads, and prospects for their products and services. The retail price of these products ranged from $35.00 to $350.00. These products were met with marginal commercial acceptance. During 1999 we began the development of our Internet viewing software. After its launch, we discontinued the marketing of the BULLSEYE Target market E-Mail Spider, the Web Visitor I.D. and the Zap Power Submissions and transitioned our focus to market our Internet viewing software.


Since 1997, we have also engaged in a variety of transactions designed to expand and broaden the scope of our business and operations. These transactions included:

         Our capital raising activities

         - In January 1999, we concluded a direct public offering of 1,000,000 shares of our common stock on the Internet through a Regulation A offering. We received $2.5 million in gross proceeds from this offering. We used these proceeds to:

                    *    fund the expansion of our operations,
                    * pay the costs associated with the acquisitions of On-Line Bedding and PPI Capital, and
                    * provide working capital for the expansion of our infrastructure, including investments in additional equipment and systems, leasehold improvements, and increased administrative costs related to the hiring and expenses of additional personnel.

         - Between March 1, 1999 and March 15, 1999 we sold 150,480 shares of our common stock, at $2.50 per share, to a group of accredited investors with whom we had pre-existing relationships. These sales were made in a private placement which was exempt from registration under the Securities Act of 1933 in reliance on
               Section 4(2) and Rule 506, Regulation D. We received $376,200 in gross proceeds from the sale of these shares. We used these proceeds to launch our e-finance division.

         - Between April 1, 1999 and July 22, 1999, we sold 1,213,800 shares of our common stock at $10.00 per share to a group of accredited investors with whom we had pre-existing relationships. These sales were made in a private placement exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506, Regulation D. We received $12,138,000 in proceeds from the sale of these shares. We used a portion of the proceeds for the development and marketing of our Internet viewing software. We have also set aside $1 million of the cash from this private placement to contribute to the fund we decided to create to invest in Illinois technology companies. The balance of these proceeds will be used for general working capital.


         Our acquisitions

         - In January 1999, we acquired On-Line Bedding, a distributor of a wide variety of bedding and disposable products. We are expanding On-Line Bedding's sales and distribution channels to include e-commerce.

         - In February 1999, we acquired an 80% interest in the common stock of PPI Capital, a shell corporation. We anticipate that we will use PPI Capital as either a holding company, or as a candidate for a reverse merger with an operating entity.

         - In March 1999, we entered into an agreement to purchase all of the stock of CIG Securities, a broker-dealer registered with the SEC and a member in good standing of the NASD. This acquisition closed in November 1999 after we received approval from the NASD for the change in control.

On July 22, 1999, we effected a one for two forward split of our common stock. All information contained in this prospectus gives proforma effect to this stock split. Our B2B division operates in the corporate structure of Circle Group Internet. Our e-finance division operates in the corporate structure of CIG Securities. Our e-tailer division operates in the corporate structure of On-Line Bedding. PPI is a shell corporation which has no operations as of the date of this prospectus.

         Information about the acquisitions

         On-Line Bedding

On-Line Bedding, originally known as Hos-Pillow Corporation, is an Illinois corporation formed in 1981 by affiliates of ours. Since its beginning, On-Line Bedding has operated as a distributor of a wide variety of bedding and disposable products. We wanted to make the acquisition of On-Line Bedding to enhance our revenues, and because we believe we can increase its business through the addition of an e-commerce site. After engaging in due diligence on On-Line Bedding, we acquired all of the issued and outstanding stock of On-Line Bedding from its shareholders in exchange for 400,000 shares of our common stock. The purchase price was based upon a multiple of On-Line Bedding's historic net income, utilizing a value of $2.50 per share for our stock issued as the consideration for the share exchange. On-Line Bedding's assets, which we acquired in this acquisition, included cash and cash equivalents, accounts receivable, inventory, and office furniture and equipment. See "Certain Relationships and Related Transactions."

Mr. Edward L. Halpern, who had served as president and CEO of On-Line Bedding since its beginning, and was responsible for its day to day operations, remains in those positions following our acquisition of On-Line Bedding. Mr. Edward L. Halpern also joined our board of directors. On-Line Bedding has consolidated its operations into our newly relocated principal offices, which occupy approximately 22,000 square feet, that allows us to take advantage of various operating efficiencies including central administrative and accounting personnel.


         PPI Capital


PPI Capital was formed as an Illinois corporation in 1984 under the name Pain Prevention, Inc. In November 1997, the corporation changed its name to PPI Capital Corporation and reincorporated in Utah. PPI Capital was formerly a wholly-owned subsidiary of Pain Prevention, Inc., a Utah corporation. In 1997, Pain Prevention, Inc., the Utah corporation, transferred 80% of the capital stock of PPI Capital to Meridian Enterprises, Inc., a Delaware corporation. Our CEO, Greg Halpern, acquired the PPI Capital stock from Meridian in 1997. Pain Prevention, Inc., the Utah corporation, also distributed the remaining 20% of PPI Capital's stock to its shareholders. PPI Capital is a development stage company which has had no operations since its formation. We purchased PPI Capital as an investment. After engaging in due diligence on PPI Capital, we acquired 80% of its issued and outstanding stock from Greg Halpern, for $20,000. The purchase price was based on a 50% discount from the price paid for 80% of the sister shell corporation of PPI Capital paid by an unaffiliated third party in 1998. Since PPI Capital is a shell corporation, we acquired no assets in this transaction. See "Certain Relationships and Related Transactions."


         CIG Securities


CIG Securities had been formed in 1996 by Internet Broadcasting Company to take advantage of the developing Internet direct public offering service market. CIG Securities did not conduct business between its formation in October 1996 until March 1999. Although it had not begun operations, it had secured the appropriate regulatory approval from the NASD and the State of Florida. Our securities counsel, who had represented Internet Broadcasting Company in the formation of CIG Securities, introduced the principal of CIG Securities to us after we decided to acquire a broker-dealer. After engaging in due diligence on CIG Securities, we signed an agreement to purchase all of its issued and outstanding stock from Internet Broadcasting Company, an unaffiliated third party, for $35,000. CIG Securities' assets totaling approximately $13,495 which were acquired in the transaction included deposits, prepaid expenses and capitalized organizational costs. The purchase price was based upon the prevailing market price set by the seller at the time of the transaction. CIG Securities has received approval to conduct business as a broker-dealer in 43 states, and have applications pending in the remaining states. We do not anticipate that the costs of making and obtaining these additional approvals will be substantial.


We do not presently anticipate that we will operate CIG Securities as a traditional brokerage firm, including employing retail stock brokers, handling client investment accounts, acting as a market-maker, and other activities normally undertaken by a broker-dealer. Rather, we acquired CIG Securities so that we might undertake private placements and be permitted to structure the compensation we will receive from our capital raising efforts to provide the maximum benefit to us without overlooking the various applicable federal and state securities laws which might apply to the FUNDS-IN(TM) Program.


CIG Securities' principal offices are located at our principal offices. Mr. Brad Levine, the previous principal of CIG Securities, resigned all positions in October, 1999. Mr. Erik Brown, our vice president of corporate development, was appointed president of CIG Securities in May 1999, and remained in that position following the closing of our purchase of CIG Securities. Mr. Brown is responsible for its day to day operations. Mr. Arthur Tanner, our CFO, serves as CIG Securities' CFO and financial operations principal, and Mr. Frank Menon, our president, serves as CIG Securities' CEO. All of these individuals have already obtained the required licenses from the NASD for the positions they will hold at CIG Securities.

         Acquisition procedure


Once we identified the acquisition candidate, we generally followed the same procedures for all of these transactions. Based on our due diligence results, we negotiated a purchase price and a definitive agreement with the owners of the acquisition candidates. The negotiations for the purchase of CIG Securities were held at an arms-length basis. Because the owners of On-Line Bedding and PPI Capital were our affiliates, these negotiations were not at arms-length. We believe, however, that the terms of these transactions were no less favorable than the sellers' might have received from an unaffiliated third party. In none of these transactions did we seek or obtain a fairness opinion.

Our e-finance division


We believe the Internet is gradually changing the traditional models used by companies to raise private and public financing by opening up the equity markets to more individual investors. When we initially decided to raise capital for our own expansion, we found the process generally unfriendly to smaller companies, and the cost of the capital very high. We also became concerned that our management would spend a significant amount of its time focusing on the capital raising efforts causing our business development and operations to suffer. The more we learned about the traditional methods of raising capital through investment bankers and venture capitalists, the more we believed that an alternative should be made available to companies like ours. This alternative would allow the entrepreneur to complete the process in a timely and cost conscious fashion, while retaining control of his/her company, and remaining focused on its business, operations, and growth.

As a result of our own capital raising activities, we developed the FUNDS-IN(TM) program which is designed to assist small to mid-size companies raise equity capital in private placements or public offerings using electronic mail and the Internet. CIG Securities' e-finance activities focus on the Internet sector and, more generally, on issuers who seek to market their stock offerings to online investors. CIG Securities has established a web site at www.cgisecurities.com to electronically market the public offerings. CIG Securities offers and sells securities in private placements through both traditional investment banking methods as well as using the Internet. CIG Securities has established a password-protected page in the web site, accessible only to its members who have previously qualified as accredited investors. Notices of private offerings are available on the web site only to those members who became members before the offering began.

Sales of securities made through general public solicitations, like IPOs, are required to be registered under federal and state securities laws. However, offerings made privately to accredited investors are generally exempt from these registration requirements if conducted under the terms of Rule 506 of Regulation D of the Securities Act of 1933. The term accredited investor generally includes:

          * individuals whose income exceeded $200,000 annually in each of the past two years, and who reasonably expect their income in the current year to also exceed $200,000,

          * married couples whose joint income exceeded $300,000 annually in each of the past two years, and who reasonably expect their joint income in the current year to also exceed $300,000, or

          *    individuals whose net worth exceeds $1,000,000.

To expand CIG Securities' membership base, through its web site, CIG Securities will solicit individuals who meet the "accredited investor" standards of the Securities Act of 1933. This process has many steps:

          * Prospective members will be required to complete an on-line questionnaire which will allow CIG Securities, and any potential issuer of securities sold in a private offering by CIG Securities, to have a reasonable basis to believe that the person meets the accredited investor test adopted under the Securities Act of 1933.

          * The questionnaire may be completed on-line in a secured manner, or printed out and returned to CIG Securities in a hard copy format.

          * CIG Securities will then verify the information in the questionnaire to determine that the person is an accredited investor.

          * Once a person is qualified and registered as an accredited investor with CIG Securities, the member will be given a confidential password which will allow the member to access a password-protected page in CIG Securities' web site where private offerings will be posted.

          * CIG Securities' web site allows a member access to those private offerings which are posted after the date on which the individual is qualified as a CIG Securities member, so that the registration as a member is not a solicitation for a particular private offering.

          * To maintain its members privacy, CIG Securities will contact its members about new private offerings only if the member has previously consented to these communications as part of the registration process.

          * CIG Securities will not release the names of its members to issuers making the private offering unless the member specifically consents to the release to a particular issuer. This release may be given on-line.

CIG Securities membership is free and carries no obligation. CIG Securities presently has approximately 23,120 accredited investors who are active members.

CIG Securities offers its members the opportunity to invest in private placements made under Rule 506 of Regulation D where it will act as the exclusive placement agent. Before making these investments available to its members, CIG Securities will have undertaken substantially the same type of due diligence on the issuers as is generally conducted by other investment banking firms. This will satisfy its obligations under applicable federal securities laws related to the accuracy and adequacy of the information about the issuer contained in the offering materials.

Each issuer who wants to list a private offering on CIG Securities' web site will be required to agree to issue the securities in the private offering in strict compliance with Regulation D. The obligation to assure compliance with Regulation D will rest on the issuer. CIG Securities, in turn, is responsible to comply with the various federal and state rules, and regulations related to its activities as a broker-dealer in the offer and sale of the securities. CIG Securities will follow basic procedures for offering and selling shares to its members in private placements described below.

          * Once the private offering memorandum has been completed by the issuer's counsel, reviewed and approved by CIG Securities' counsel, CIG Securities will then post a notice of private offering in a password protected page of its web site. This page will only be accessible to investors who became our members before the offering began.

          * If a member is interested in receiving more information about the private offering, the member can contact the issuer directly or forward an indication of interest to CIG Securities, either using an on-line form, or printing out the form and returning the hard copy to CIG Securities.

          * CIG Securities, or the issuer, will then provide the member with subscription documents for the private offering which will also contain instructions regarding payment for the subscription. The issuer will have previously established an escrow account with a commercial financial institution into which the subscription proceeds will be deposited, pending the acceptance of the subscription by the issuer. In all instances, the issuer has the final decision to accept or reject a subscription from a particular investor, or to limit the number of securities the investor may purchase.

          * Once the issuer has accepted the subscription, the escrow agent will send the subscription funds to the issuer who will then pay CIG Securities a commission on the sale. CIG Securities will not accept subscription proceeds or otherwise handle subscription funds for the issuers.

At the beginning of each private offering in which CIG Securities acts as placement agent, CIG Securities and the issuer of the securities will enter into a placement agreement. The placement agreement will generally contain:

          -    the conditions of the offering,

          -    the obligations of each party,

          - representations and warranties by the issuer as to the accuracy and adequacy of the information contained in the private offering memorandum,

          - a requirement that an opinion be given to CIG Securities by the issuer's counsel regarding a variety of matters, including the validity of the issuance of the securities, the compliance of the offering with the requirements of Regulation D, and that the offering materials do not contain any material misstatements or material omissions,

          - a requirement that the issuer's independent auditors review the interim financial statements included in the private offering documents and provide an opinion to CIG Securities that the interim financial statements appear to be prepared in conformity with GAAP.

CIG Securities is able to significantly reduce its overhead and administrative costs because it uses an Internet based strategy for its e-finance business. These reduced costs allow CIG Securities to offer a reduced commission to issuers. We believe CIG Securities' fee structure is competitive, in that:

          - CIG Securities charges a 6% commission on the sale of the securities in the private offerings in which it acts as the exclusive placement agent. Unlike the customary practices in the industry for private placements in the $1 million to $5 million range, CIG Securities' commission is below the 10% to 13% commission charged by other investment banking firms, and

          - CIG Securities does not charge the issuer a non-accountable expense allowance, generally 3% of the offering proceeds.

CIG Securities believes its fee structure will enable it to attract a wide variety of companies that seek assistance to raise capital privately. We believe this will allow CIG Securities to undertake only those private placements in which CIG Securities, based upon its internal analysis of the issuer, including the issuer's business, management and prospects, believes will have a greater than average likelihood of being successful following the closing of the private offering.

We generally will require issuers to grant CIG Securities the right of first refusal for an IPO of the issuer, upon terms and conditions to be negotiated at the time of the IPO. CIG Securities will only agree to act as a placement agent in private offerings in which it believes the issuer's business model and industry will provide an opportunity to undertake an IPO in 12 to 18 months following the private placement.

In the future, CIG Securities may elect to expand its e-finance activities to include public offerings. These public offerings could include those in which CIG Securities does not act as an underwriter, but rather participates in the selling group with other NASD member firms as a selected dealer, or offerings in which CIG Securities acts as the underwriter. We anticipate CIG Securities basic procedures for offering and selling shares to individual investors in public offerings will include:

          - placing a tombstone advertisement and a digital version of the preliminary prospectus on its web site, which will include the names of the underwriters in the public offering. This page of the web site will be accessible to CIG Securities' members, as well as any other potential on-line investor. In cases where CIG Securities does not act as an underwriter, its name will not appear on the tombstone advertisement or preliminary prospectus. Information will appear that CIG Securities is not an underwriter of the securities, but is authorized to accept customer orders for the purchase of the securities.

          - CIG Securities will not purchase any securities from the issuer for resale, and will not participate in the management of the offering or perform any function normally performed by an underwriter or underwriting syndicate.

          - the web site will contain a form linked to each preliminary prospectus. A visitor to the site will be asked to complete and return the form to CIG Securities indicating the visitor's interest in purchasing the security.

          - in cases where CIG Securities does not act as an underwriter, the securities will be sold through CIG Securities as a selected dealer. CIG Securities will receive a commission to be determined before the offering, and it will not exceed the usual and customary selling commission. Disclosure of these selling arrangements will be made to investors.

We have not established general procedures as of this date in instances in which CIG Securities may act as the underwriter.

         Special considerations which may affect our e-finance division

For our e-finance division to successfully grow, investor confidence in the United States economy and the securities markets must remain high. If the United States economy should slow, or if the securities markets should suffer a significant and prolonged decline, it is likely investors would stop investing in private placements and IPOs. Our revenues are likely to be lower during periods of declining securities prices or securities markets inactivity. Our business will be particularly dependent upon the availability of capital in the public and private equity markets for companies in the Internet sector - the focus of our e-finance division. The stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility unrelated to the operating performance of these companies. These broad market and industry fluctuations may adversely effect our ability to raise capital for our clients, regardless of the client's operating performance. In this event, it would be more difficult to increase our revenues.

Our ability to grow this division is also tied to how successfully we manage this division, including our ability to close public offerings. Our members will need an exit strategy from the private placements in which they may invest as these types of investments are illiquid. Generally, this strategy will be a public offering. We may act as lead underwriter in the public offering, or we may refer the issuer to another investment banking firm who will undertake the public offering, and we will participate as a member of the selling group. We must establish relationships with other investment banking firms who can either participate with us in these public offerings, or who have the ability to undertake and successfully close public offerings we refer to them. In this instance, we would likely participate as a member of the selling group. If we are unable to successfully close public offerings, either those we underwrite or those in which we participate as a member of the selling group, we will not earn the potential revenues from this participation and our future growth will be impeded.

         No-action request

Because Internet investment banking is an emerging area of review and regulation by federal securities regulators, in June 1999 our counsel submitted a no-action request to the SEC seeking assurance that CIG Securities' proposed methods of conducting its e-finance business would not conflict with various rules and regulations related to private offerings and direct public offerings. CIG Securities' no-action request was patterned after the no-action request by IPONet which previously received favorable treatment by the SEC. CIG Securities is presently conducting its business under the guidelines set forth in the IPONet no-action letter. While the SEC has not responded to CIG Securities' no-action request as of the date of this prospectus, based upon precedents previously established by other Internet investment bankers, we believe the SEC will concur with our counsel's conclusions in the no-action request that CIG Securities' proposed method of conducting its e-finance business is not conflict with the applicable rules and regulations cited in the no-action request IPONet no-action letter. We have included a copy of this no-action request as an exhibit to the registration statement of which this prospectus is a part.

Our B2B division

This division develops distinctive web sites, engineers software, including our Internet viewing software, and provides business-to-business consulting services. We own all of our designs, software products, logos, names, applications and proprietary technologies. We internally develop and design each of our product's source codes, graphic interfaces, and web designs.

The Internet viewing software was designed to serve as a portal and delivery system to provide service and advertising to Internet users, and create Internet dial-up service revenues which can be shared with our clients. We completed the engineering and development of our Internet viewing software in August 1998, and have begun our initial market efforts. We market our Internet viewing software as an alternative to Netscape and Microsoft Internet Explorer, which comprise the majority of all Internet viewing software used in the current Internet landscape.

We developed our Internet viewing software to provide clients a means to deliver advertisements to those interested in what the client's company has to offer. The Internet viewing software features include our automatic update feature, which finds changes on our servers and feeds those changes to the user's computer when they access the Internet. This feature allows our clients to deliver premium promotions, freebies, loss leaders, two-for-one sales, marketing and sales promotions, and other information its customers may want. The Internet viewing software can also be customized with 22 defaults to pages selected by the customer, and can include a custom name, slogan, theme, licensee's color scheme, logo identity, and animated picture.

Our research and development expenses are expensed as incurred. The following table provides information on our research and development expenses for the periods indicated:

              Fiscal year ended December 31, 1997         $6,844
              Fiscal year ended December 31, 1998         $1,356
              Nine months ended September 30, 1999        $    0

Our web design services include developing, maintaining, and promoting a user-friendly web site. Our web site designs can incorporate web site placement technology, secured e-commerce transactions, elaborate statistic compilers, animation, visual programming language, audio/visual compression software, and sophisticated 3-D technology.

We offer a menu of business-to-business consulting services to assist companies in many aspects of their business, including:

          * Business plan development, including assistance in creating and revising the client's business plan to accurately articulate corporate intentions;

          * Internet marketing strategy development to define business models and branding strategies;

          * Web site design to create a user-friendly a web site using original content and design;

          * Technology support to provide secure e-commerce business between the client's customers and the client, and to construct and maintain employee communication systems including the client's networks and servers;

          * Evaluation of professionals to ensure the client is properly represented by attorneys and accountants with experience in all areas of the client's current and proposed business and operations;

          * Debt management to assist the client to reduce or restructure the client's debt to improve the client's valuation;

          * Operations consulting to assist management in using the Internet for day to day operations, and in the understanding, analyzing, and management of the client's intellectual assets;

          * Human resources consulting to help promote a management philosophy and organizational structure tailored towards teamwork and group contributions;

          *    Corporate communications to enhance the client's presentation;

          *    Sales training to assist management in proper sales techniques;

          *    Negotiation training;

          * Strategic networking to assist the client in linking its name with beneficial contacts; and

          * Strategy and planning consulting to assist the client in identifying and analyzing market opportunities, as well as anticipating competitive behavior.

We focus our business-to-business consulting solutions on providing economical and cost-efficient services to developmental stage, technology companies. We recognize that many of our potential clients may not have sufficient cash available to pay the full value for these services. We have developed a compensation structure which is a combination of restricted stock and a small amount of cash. We believe this fee structure makes our services desirable to developmental stage companies. We also believe that this fee structure will give our shareholders an opportunity to benefit from the potential increased value of a client's stock should the client ultimately be successful in its business.

The scope of business-to-business consulting services rendered by our B2B division is limited to activities which do not require the registration of Circle Group Internet as a broker-dealer. The offer and sale of a client's securities, or other activities which would require registration as a broker-dealer, will be undertaken by our e-finance division.

Our e-tailer division

On-Line Bedding distributes a wide variety of bedding and disposable products, including:

          -    pillows
          -    blankets
          -    mattress pads
          -    pillow protectors and mattresses
          -    disposable airline sized pillows
          -    disposable pillowcases
          -    headrest covers
          -    airline blankets
          -    tray table covers
          -    napkins
          -    airsick bags
          -    hot and cold towels


Its customers include hospitals, nursing homes, hotels and motels, and transportation-based companies like airlines, railroads, and motor coach companies. On-Line Bedding's customers have included AMTRAK, Canadian Airlines, Saudi Arabian Airlines, Piedmont Airlines, USAirways, Sunworld International, and Laker Airline. On-Line Bedding does not have written contracts with its customers. On-Line Bedding receives orders from its customers either verbally or in the form of cancellable purchase orders.

Since our purchase of On-Line Bedding, we developed an e-commerce site to expand On-Line Bedding's current operations. This web site, www.bedsandbeyond.com, offers single and multi-pack quantities of pillows, blankets, mattress pads, quilts, mattresses, and other products at factory direct prices.

On-Line Bedding purchases its products from various wholesale manufacturers, and contracts production of its airline pillows and blankets with third party manufacturers. On-Line Bedding maintains several sources for its products and has never experienced any difficulty in obtaining raw materials. On-Line Bedding warehouses a limited inventory, and drop ships its products from manufacturers or wholesale suppliers in multiple locations in the United States to reduce freight costs for its customers.

On-Line Bedding is on an electronic invoice system with the United States military for a specialty pillow which is regularly purchased by the U.S. armed forces. This pillow is anti-bacterial, self-deodorizing and fire retardant. It is covered with a zippered, vinyl pillow protector. On-Line Bedding is also the authorized pillow and related product vendor for Hospital Purchasing Service of Michigan - a group of 500-plus members in eight states of hospitals and nursing homes.

On-Line Bedding has historically direct marketed its products through regular mailings of its catalog to existing customers, as well as hospitals, nursing homes, airlines, and university housing directors. We anticipate expansion in our marketing efforts using traditional marketing methods, the introduction of our e-commerce site, and web-based marketing strategies. These include strategic web site placement, keyword targeting, affiliate linking, and other on-line promotional strategies.

Additional proposed activities

Our business and operations are located in Illinois. Based upon our research, we believe a niche exists within Illinois to assist technology start-ups with their capital needs. In addition to the activities of CIG Securities, in September 1999 we decided to create a new fund to invest in Illinois technology companies. We have allocated $1 million of our working capital as an investment in this to-be-created fund, with a target of raising $100 million from accredited and institutional investors. We are currently reviewing a variety of structure options for this fund, including those which will permit investments at the state and federal level. As of the date of this prospectus we have not decided on the structure, nor have we begun raising outside capital for this fund. We have not identified any companies in which the to-be-created fund may invest, or the structure of these future investments. Based upon the complexity of establishing this fund, and the time involved in raising the additional capital from outside investors, we cannot presently predict when this to-be-created fund will begin making investments in Illinois technology companies, if ever.

Our intellectual property

Our success depends in part on our ability to protect our intellectual property. To protect our proprietary rights, we rely generally on:

          -    copyright, trademark and trade secret laws,

          - confidentiality and invention assignment agreements with employees, and

          -    license agreements with vendors and customers.

We pursue the registration of our trademarks and service marks in the United States. Although we have not secured registration of all our marks, we have made application to the U.S. Patent and Trademark Office to register the FUNDS-IN trademark. The laws of some foreign countries do not protect our proprietary rights to the same extent as do the United States laws. In addition, effective copyright, trademark and trade secret protection may be unavailable in foreign jurisdictions. In general, there can be no assurance that our efforts to protect our intellectual property rights through copyright, trademark and trade secret laws will be effective to prevent misappropriation of our intellectual property. Our failure or inability to protect our proprietary rights could materially adversely effect our business, financial condition, and results of operations by lessening the value of the intellectual property and possibly increasing competition.

Competition

Our e-finance division competes with numerous other securities and investment banking firms. In particular, we compete with Internet investment bankers like Wit Capital Corporation and W.R. Hambrecht & Company, LLC. which also focus their efforts on Internet based offerings. Most of our competitors have substantially greater capital, resources, experience, and name recognition.

In the event we should expand CIG Securities' operations to include wholesale and/or retail trading, our competition would expand to established broker-dealers. The wholesale execution business has become considerably more competitive over the past few years as numerous highly visible, large, and well-financed securities firms have expanded their businesses. In addition, companies not engaged primarily in the securities business, but having substantial financial resources, have acquired leading securities firms. These developments have increased competition from firms with capital resources greater than those of CIG Securities. The retail securities industry has experienced substantial commission discounting by broker-dealers who compete for institutional and individual brokerage business. In addition, an increasing number of specialized firms and commercial banks now offer discount services to individual customers. These firms generally conduct transactions for their customers on an execution only basis without offering other services like portfolio valuation, investment recommendations, and research.

Commercial banks and other financial institutions have become a competitive factor by offering their customers corporate and individual financial services traditionally provided by securities firms. The current trend toward consolidation in the commercial banking industry could further increase competition in all aspects of CIG Securities' business and could effect the opportunities for CIG Securities to expand its operations. The Federal Reserve Board has approved applications of several leading commercial banks to underwrite some types of securities which commercial banks have previously been prohibited to underwrite. Commercial banks generally are expanding their securities activities, as well as their activities relating to the provision of financial services. While it is not possible to predict the type and extent of competitive services which commercial banks and other financial institutions ultimately may offer, or whether administrative or legislative barriers will be repealed or modified, securities firms like CIG Securities may be adversely affected.

Competition effecting our B2B division is substantial. The market for Internet products, particularly Internet advertising and Internet search and retrieval services, is intensely competitive. The two primary competitors for our Internet viewing software are Netscape and Microsoft Internet Explorer. Currently, Netscape and Internet Explorer control over 90% of the Internet viewing software market. Since there are no substantial barriers to entry, we expect competition in these markets to intensify.

To compete with the established web designers, we use unique concepts to increase the likelihood that visitors to a client's web site will be interested in what they see, and have a reason to return. These concepts include:

          *    user-friendly web sites
          *    novel approaches to design work
          *    quick access to what the viewer wants
          *    emphasis on single page web sites to make viewing easier
          *    artistically pleasing layouts custom tailored to client needs

Many professionals, including other consulting firms, attorneys, and accountants, offer business-to-business consulting services similar to those offered by our B2B division. To provide a competitive advantage, we developed a compensation package for our clients which is a combination of restricted common stock and cash.

We believe this compensation structure will be attractive to our potential clients and provide us with some degree of competitive advantage.

Our existing competitors, as well as a number of potential new competitors, may have longer operating histories in the Internet market, greater name recognition, larger customer bases and databases, and significantly greater financial, technical and marketing resources. These competitors may be able to undertake more extensive marketing campaigns, and make more attractive offers to potential employees, distribution partners, advertisers, and content providers. There can be no assurance that we will be able to compete successfully against our current or future competitors.


On-Line Bedding has historically competed with a variety of wholesale distributors of similar products, including Celeste Industries Corporation and Baxter Laboratories. Many of On-Line Bedding's competitors are more established, better capitalized, and offer a wider variety of product offerings. With our planned expansion of On-Line Bedding with its e-commerce site, On-Line Bedding will compete with numerous other companies to offer similar products on the web. We believe that by building on the combination of On-Line Bedding's competitive pricing, prompt delivery of products, established customer base, use of Internet for ordering and marketing, and dedication to customer service, we will be able to effectively compete in the e-commerce area of its industry.


Government regulation

Although there are currently few laws and regulations directly applicable to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere that cover a variety of issues including:

          -    broadcast license fees
          -    copyrights
          -    privacy
          -    pricing
          -    sales taxes
          -    characteristics and quality of Internet services

It is possible that governments will enact legislation that may be applicable to us in areas including:

          -    content
          -    network security
          -    encryption and the use of key escrow, data and privacy protection
          -    electronic authentication or "digital" signatures
          -    illegal and harmful content
          -    access charges
          -    retransmission activities

The applicability to the Internet of existing laws governing a variety of issues, including property ownership, content, taxation, defamation, and personal privacy is uncertain. The majority of these laws were adopted before the widespread use and commercialization of the Internet, and do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation, or governmental enforcement of existing regulations may increase our cost of doing business or increase our legal exposure.

The securities industry in the United States is extensively regulated under federal and state laws. The SEC is a federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the stock exchanges. These self-regulatory organizations adopt rules, which must be approved by the SEC, to govern the industry. These self-regulatory organizations conduct periodic examinations of member broker-dealers. Securities firms are also regulated by state securities commissions in the states in which they do business.


Broker-dealers must follow rules which cover all aspects of the securities business, including:

         -  sales methods
         -  trading practices among broker-dealers
         -  capital structure of securities firms
         -  record keeping
         -  the conduct of directors, officers, and employees

The broker-dealer's operations and profitability are often directly effected by additional legislation, changes in rules adopted by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules. The SEC, the self-regulatory authorities, and state securities commissions may conduct administrative proceedings which can result in censure, fine, suspension or expulsion of a broker-dealer, along with its officers and/or employees. Regardless of the findings, administrative proceedings may require substantial expenditures. The principal purpose of regulation and discipline of broker-dealers is for the protection of customers and the securities markets, rather than for the protection of creditors and stockholders of broker-dealers.


CIG Securities is required by federal law to belong to the Securities Investor Protection Corporation, or SIPC. When the SIPC fund falls below a minimum amount, members are required to pay annual assessments. CIG Securities is required to contribute to the SIPC fund. The SIPC fund provides protection for securities held in customer accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances. SIPC provides protection for customers in the event of the insolvency of CIG Securities or, at the time as it might expand its operations to include retail or wholesale trading, of its clearing brokerage company. The annual SIPC fee is $150. This fee will remain unchanged unless SIPC makes across the board increases which will effect all broker-dealers.


CIG Securities must follow the SEC's Uniform Net Capital Rule, Rule 15c3-1 which is designed to measure the financial integrity and liquidity of a broker-dealer and the minimum net capital deemed necessary to meet its commitments to its customers. Rule 15c3-1 provides that a broker-dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items as calculated by the rule.

Net capital rules, which are unique to the securities industry, impose financial restrictions upon our business that are more severe than those imposed on other types of businesses. Compliance with the net capital rules may limit the operations of CIG Securities because they require minimum capital for purposes like financing customer account balances, underwriting securities distributions, and maintaining the inventory required for trading in securities. In addition, we are restricted in the withdrawal of equity capital, and subordinated loans, which may not be made if the withdrawal would impair net capital requirements.


As of this date, CIG Securities is required to maintain a minimum net capital of $5,000. As of September 30, 1999, it had total net capital of $31,263, or $26,263 in excess of the minimum net capital required. The minimum net capital required is based upon the nature of CIG Securities' broker dealer business. If CIG

Securities remains principally engaged in the offer and sale of private placement securities, then its net capital requirements remain at a minimum. In the event CIG Securities ever becomes involved in the participation in public underwritings, then net capital requirements will be increased to a minimum of $100,000.

CIG Securities is in compliance with the Rule 15c3-1, as well as the applicable minimum net capital requirements of the NASD. However, at the present time CIG Securities has no customer accounts and, accordingly, compliance is based upon meeting the minimum net capital requirements of the NASD. While we do not presently anticipate CIG Securities will undertake retail brokerage operations, we may choose to do so in the future.

If we elect to operate as a retail stockbroker, we would be required to increase CIG Securities' net capital beyond the existing $5,000 minimum required net capital. In computing net capital under Rule 15c3-1, various adjustments are made to net worth to exclude assets not readily convertible into cash, and to provide a conservative statement of other assets, like a firm's position in securities. A deduction is made against the market value of securities to reflect the possibility of a market decline before their disposition. For every dollar that net capital is reduced, by means of these deductions or through other deductions like operating losses or capital distributions, the maximum aggregate debit items a firm may carry is reduced.

Any failure to maintain the required net capital may subject a broker-dealer to suspension by the SEC or other regulatory bodies, and may ultimately require its liquidation.

Facilities

Our principal offices are located in approximately 22,000 square feet of commercial office space at 1011 Campus Drive, Mundelein, Illinois 60060. We lease this space from an unrelated third party under two separate lease agreements. Under the five year leases dated May 1999 and June 1999, we pay an annual aggregate rent of approximately $95,730 during the first year, and approximately $142,560 annually during the remaining four years of the lease terms. We also pay a pro-rata share of common area maintenance and real estate taxes. We have an option to renew our lease for an additional five year term at annual rental payments beginning at $63,600 in the first year escalating to $73,140 in the fifth year of the renewal term for approximately 9,325 square feet of the space, with the balance to be at the then current market rate at the time of renewal.

Employees


As of November 30, 1999, we employ 38 persons, 35 full-time and three part-time. The following table illustrates the breakdown of our employees by employer:

         Name of employer                            Number of employees
                                                     Full-time         Part-time
                                                     ---------         ---------
         Circle Group Internet                         27              3
         On-Line Bedding                                3              0
         CIG Securities                                 6              0
         PPI Capital                                    0              0

None of our employees are represented by a labor union, and we are not governed by any collective bargaining agreements. We have a satisfactory relationship with our employees.

We presently plan to expand our employee base through the addition of approximately 10 new employees including personnel for our e-finance and B2B divisions. We also will seek to expand our management personnel.


Legal proceedings

We are not a party to any material legal proceedings.

How to get more information

We have filed with the SEC a registration statement on Form SB-2 which can be read and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information about the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The registration statement is also available to the public from commercial document retrieval services, or via EDGAR on the SEC's web site at www.sec.gov.

Before the date of this prospectus we have been a non-reporting company under the Securities Exchange Act of 1934. Upon effectiveness of the registration statement, we will begin filing quarterly, annual and other reports with the SEC. We intend to furnish our stockholders with annual reports, which will include financial statements audited by independent accountants, and other periodic reports as we may chose to provide, or as we are required by law.

                                   MANAGEMENT

Executive officers and directors

The following table sets forth the names, positions and ages of our executive officers and directors.

Name                                         Age                         Positions Held
----                                         ---                         --------------

Gregory J. Halpern                           41                Chairman and Chief Executive Officer

Frank K. Menon                               35                Director and President

Dana L. Dabney                               49                Director, Vice President of Human
                                                               Resources

Arthur C. Tanner                             34                Chief Financial Officer

Michael J. Theriault                         46                Chief Operating Officer

Edward L. Halpern                            69                Director

Erik Brown                                   24                Vice President of Corporate
                                                               Development and President of CIG
                                                               Securities, Inc.

Charles S. Blumenfield                       49                Director

Doron C. Levitas                             41                Director


Gregory J. Halpern is our founder and has been a director and chief executive officer since our formation in May 1994. From May 1994 until March 1999, he also served as our president. From 1981 to 1988, Mr. Halpern was a co-founder, member of the board of directors and vice president of On-Line Bedding Corporation, a company that distributes a wide variety of bedding and disposable products which we acquired in January 1999. In 1984 he was co-founded Pain Prevention, Inc., an Illinois company which sold electronic dental anesthesia for which Mr. Halpern holds a patent. Pain Prevention, Inc. discontinued its operations in 1989 and subsequently changed its name to PPI Capital Corp. We acquired 80% of the issued and outstanding capital stock of PPI Capital in March 1999 from Mr. Halpern. Mr. Halpern has served as an officer and director of PPI Capital since its inception in 1984. Mr. Halpern also served as an officer and director of PPI Capital Group, Inc., a Utah corporation of which he was a principal shareholder, from 1989 to May 1998. At the present time, PPI Capital, our subsidiary, and PPI Capital Group, Inc. have no affiliation. Mr. Halpern developed clinical protocols, and received two separate FDA clearances to market the technology. From 1984 to June 1987, he was a director and the president of O.M. Corp., a company which distributes proprietary computer animated health imaging video products created by Mr. Halpern. Mr. Halpern has been a feature of more than 100 TV shows, newspapers, national magazines, and radio and is also a published author of self-help books and an International Judo Champion. Gregory J. Halpern is the son of Edward L. Halpern.


Frank K. Menon has been our president since March 1999 and a director since February 1999. Mr. Menon previously served as our vice president of finance from January 1999 until being elected president. Mr. Menon's background is in the securities industry, where he was a broker at Merrill Lynch, Pierce, Fenner & Smith from 1992 to 1993, and a broker at J.E. Liss & Company, Inc. from 1993 to 1995. Mr. Menon was Director of Finance for Invest L'Inc. Partners, from 1995 to 1997. During 1998 Mr. Menon invested for his own account. From 1996 until 1998, Mr. Menon served on the board of directors for All Cajun Food Company.


Dana L. Dabney has been a member of our board of directors and has held various offices, including vice president of sales and marketing, since January 1997. Mr. Dabney has been our vice president of human resources since June 1999. During our first two years of development, Mr. Dabney also was employed as a mortgage broker. From 1994 until December 1997 he was employed by State Financial Bank in Richmond, Illinois, which was formerly known as Richmond Bank, and from January 1998 until December 1998 he was employed by Mortgage Market Corporation, also in Illinois. From 1989 to 1995, Mr. Dabney was the president of Across America Telemarketing Company, a company involved in the telemarketing of retail consumer products. Mr. Dabney has also worked in the securities industry. He was employed by Carl Icahn and Company from 1979 to 1984 as the firm's primary options trader, and from 1984 to 1989 as a Market Maker, on the Chicago Board Options Exchange.


Arthur C. Tanner has been our chief financial officer since March 1999. From November 1998 until joining Circle Group Internet, he was vice president and controller for UBM, Inc., a construction company with $50 million in annual revenues. From October 1997 until September 1998, Mr. Tanner was a financial consultant with Merrill Lynch, Pierce, Fenner & Smith Incorporated, and from February 1997 until September 1997, he was a tax principal with R. Yeager & Co., certified public accountants, where his responsibilities included public accounting, tax, and audit work. From October 1995 until December 1996, Mr. Tanner was an international tax planner for Silicon Graphics Computer Systems, where his responsibilities included planning and execution of international tax strategies. Mr. Tanner received a B.A. from Walsh College in 1987 and a J.D. from Ohio State University in 1995.

Michael J. Theriault has been our chief operating officer since June 1999. Mr. Theriault professional experience includes progressive operations, programming, design, support, consulting, project management, and department management experience in manufacturing, insurance, medical, consulting, and mortgage banking industries on both mainframe and personal computer equipment. From September 1989 until June 1997, Mr. Theriault was employed by Recon Optical, Inc., serving as Supervisor of Business Systems from June 1997 until May 1999, and Senior Systems and Programming Specialist and Senior Project Leader of Manufacturing from September 1989 until June 1997. Mr. Theriault received a B.S. in Computer Science and Business Management from Northeastern Illinois University in 1978 and an M.B.A. from Lake Forest Graduate School of Management in 1987.


Edward L. Halpern has been a director since January 1999 and served as our COO from January 1999 until March 1999. Mr. Halpern founded On-Line Bedding in 1981 and served as its president and CEO. He has continued his duties with On-Line Bedding since our acquisition of it in January 1999. Edward L. Halpern is the father of Gregory J. Halpern.


Erik Brown has been our vice president of corporate development since March 1999 and is president of CIG Securities since May 1999. Mr. Brown was a Financial Consultant in the Private Client Group at Merrill Lynch, Pierce, Fenner & Smith from August 1997 to March 1999. He earned a degree in finance in 1997 from the Eli Broad College of Business, Michigan State University.

Charles S. Blumenfield has been a member of our board of directors since March 1999. Mr. Blumenfield, an attorney, has been a Municipal Judge for the Village of Bayside, Wisconsin since 1986, and a member of firm of Shneidman, Myers, Dowling, Blumenfield, Ehlke, Hawks & Domer since 1977. Mr. Blumenfield has been a partner of the firm since 1980. From 1974 to 1977, Mr. Blumenfield was Assistant District Attorney for Milwaukee County, Wisconsin. Mr. Blumenfield is actively involved in many professional associations and committees, including as president of the Wisconsin Municipal Judges Association from 1991 to 1993, a member of the Wisconsin Supreme Court, Office of Judicial Education, Judicial Manual Committee since 1994, Governor of the State Bar of Wisconsin since 1992, and a board Member of the Wisconsin Academy of Trial Lawyers since 1988. Mr. Blumenfield received a B.A. in Political Science and Hebrew from the University of Wisconsin-Milwaukee in 1971 and a J.D. from the University of Wisconsin in 1974.


Doron C. Levitas has been a member of the board of directors since June 1999. Mr. Levitas co-founded Sabratek Corporation, Nasdaq NMS: SBTK, in 1989 and has served as vice chairman of the board and secretary since 1994, vice president of international operations since 1993 and chief administrative officer since 1998. Sabratek Corporation, a web-enabled clinical connectivity company consisting of eight divisions and subsidiaries, develops, produces and markets interactive, Internet enabled medical systems. From 1986 to 1988, Mr. Levitas served as president of a division of Chicago-based Andeans of Illinois, Inc., a medical supplies company which assembled and marketed hospital operating room supply kits. From 1984 to 1986, Mr. Levitas served as president of Headings, Inc., an international apparel marketing firm based in New York, New York which was later sold to Andeans of Illinois. Mr. Levitas received a B.A. in International Business and Finance from Baruch College in New York. In 1998, Mr. Levitas was co-named Illinois High Tech Entrepreneur of the Year.


Other than the father-son relationship between Mr. Edward L. Halpern and Mr. Gregory J. Halpern described above, there is no family relationship between any of our executive officers and directors. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. Officers are elected annually by the board of directors and their terms of office are at the discretion of the board. Our officers devote their full time to our business.

Committees of the board of directors

In July 1999 we established an audit committee and a compensation committee of our board of directors. The audit committee will recommend the firm to be employed as our independent public accountants, and will review the scope of the audit and audit fees. In addition, the audit committee will consult with the independent auditors with regard to the plan of audit, the audit report and the management letter, and will confer with the independent auditors with regard to the adequacy of internal accounting controls, as appropriate, out of the presence of management. The members of the audit committee are Messrs. Gregory
J. Halpern, Blumenfield and Levitas.

The compensation committee will administer our 1999 Stock Option Plan, and is charged with monitoring, reporting and recommending to the board of directors on all matters concerning compensation and benefits of our executive officers and senior staff. The compensation committee consists of Messrs. Gregory J. Halpern, Blumenfield and Levitas; in matters considered by the compensation committee which directly relate to Mr. Gregory J. Halpern, the compensation committee consists of Messrs. Menon, Blumenfield and Levitas.

Employment agreements

To ensure their continued contribution to our growth and development, we have entered into employment agreements with our executive officers. The material terms of each are described below.

Gregory J. Halpern. We are a party to a three year employment agreement with Mr. Halpern which expires in January 2002. Mr. Halpern is paid an annual salary of $76,000, and we granted him 30,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in January 2003.

Frank K. Menon. We are a party to a three year employment agreement with Mr. Menon which expires in February 2002. Mr. Menon is paid an annual salary of $72,000, and we granted him 40,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in February 2002. We also issued Mr. Menon 10,000 shares of our common stock as a signing bonus.

Dana L. Dabney. We are a party to a three year employment agreement with Mr. Dabney, which expires in January 2002. Mr. Dabney is paid an annual salary of $60,000, and we granted him 24,000 stock options exercisable at $2.50 per share under our 1999 Stock Option Plan that expire in January 2003.

Arthur C. Tanner. We are a party to a three year employment agreement with Mr. Tanner which expires in March 2002. Mr. Tanner is paid an annual salary of $60,000, and we granted him 20,000 stock options exercisable at $2.50 per share which expire in March 2002. We subsequently granted Mr. Tanner an additional 10,000 stock options exercisable at $10.00 per share which expire in July 2003. All of these options were granted under our 1999 Stock Option Plan. We also issued Mr. Tanner 10,000 shares of our common stock as a signing bonus.

Michael J. Theriault. We are a party to a three year employment agreement with Mr. Theriault which expires in June 2002. Mr. Theriault is paid an annual salary of $68,000, and we granted him 20,000 stock options exercisable at $10.00 per share. We subsequently granted Mr. Theriault an additional 10,000 stock options exercisable at $10.00 per share. All of these options were granted under our 1999 Stock Option Plan and expire in June 2003. We also issued Mr. Theriault 10,000 shares of our common stock as a signing bonus.

Erik J. Brown. We are a party to a three year employment agreement with Mr. Brown which expires in March 2002. Mr. Brown is paid an annual salary of $42,500, and we granted him 20,000 stock options exercisable at $2.50 per share. We subsequently granted Mr. Brown an additional 10,000 stock options exercisable at $10.00 per share. All of these stock options were granted under our 1999 Stock Option Plan and expire in March 2002. We also issued Mr. Brown 10,000 shares of our common stock as a signing bonus.

All of these employment agreements also provide, among other things:

         - participation in any profit-sharing or retirement plan and in other employee benefits applicable to our employees and executives;

         -        benefits in the event of disability or death; and

         - contain non-disclosure and non-competition provisions. A state court, however, may determine not to enforce, or only partially enforce, the non-compete provisions of these employment agreements.

Under the terms of the employment agreements, we may terminate the employment of the employee with cause, as defined in the employment agreement, in which event he would receive no severance benefits.

Key-man insurance

We are the beneficiary of a $5 million life insurance policy on the life of Mr. Gregory Halpern.

Executive compensation

We began our operations in 1997. The following table summarizes all compensation accrued and paid by us in each of the last two fiscal years to our chief executive officer and each other executive officer serving as executive officers whose annual compensation exceeded $100,000.


                                              Annual Compensation                         Compensation Awards
                                                                                          Options
Name and                                                            Other Annual          Number of           All Other
Principal Position                 Year       Salary    Bonus       Compensation          Shares           Compensation
------------------                 ----       ------    -----       ------------          ------           ------------

Gregory J. Halpern                1997       $88,903      0        0                     0                     0
                                  1998       $76,000      0        0                     0                     0


Of the total $88,903 reported for Mr. Halpern for 1997, $12,903 represents actual compensation paid to him and the balance of $52,000 represents the estimate of the fair value of his services to us for which he did not receive compensation. The $88,903 has been recognized by us as an expense during 1997. We did not pay Mr. Halpern any compensation for services he rendered to us in 1998. The amount in the above table represents our estimate of the fair value of the services and this amount has been recognized by us as an expense during 1998.


Directors compensation

In August 1999, we adopted a compensation policy for our outside directors, which includes:

         * options will be granted annually under our 1999 Stock Option Plan to purchase 15,000 shares of our common stock, exercisable at the fair market value on the date of grant, to each outside director;

         * these options will vest at the rate of 5,000 options on each of the first, second and third anniversary date of the grant date, and will be exercisable for three years from the grant date,

         * directors and officers insurance coverage in an amount reasonably acceptable to us, and

         * reimbursement for all reasonable out-of-pocket expenses the outside director incurs in attending our board of directors meetings.

Messrs. Blumenfield and Levitas are currently our outside directors. We granted each of them 15,000 options, exercisable at $10.00 per share, as compensation for their board service.

Members of our board of directors who are our executive officers do not receive any additional compensation for their services to us in their capacity as a member of our board of directors, other than coverage under our directors and officers insurance policy.

1999 Incentive Stock Option Plan


On January 1, 1999 our board of directors and a majority of our stockholders adopted the Circle Group Internet, Inc. 1999 Stock Option Plan. The purpose of the plan is to increase the employees', advisors and non-employee directors' proprietary interest in Circle Group Internet, and to align more closely their interests with the interests of our stockholders. An additional purpose of the plan is also to enable us to attract and retain the services of experienced and highly qualified employees and non-employee directors.


We have reserved an aggregate of 1,000,000 shares of common stock for issuance upon the exercise of options granted under the plan. As of the date of this prospectus, grants for 319,000 under the plan are outstanding. The compensation committee of the board of directors will administer the plan including the selection of the persons who will be granted plan options under the plan, the type of plan options to be granted, the number of shares which may be granted under each plan option and the plan option price.

Plan options granted under the plan include:

         - incentive stock options under Section 422 of the Internal Revenue Code of 1986,

         -        non-qualified options, and

         - reload options, which permit an eligible person to pay the exercise price of the plan option with shares of common stock owned by the eligible person, and receive a new plan option to purchase shares of common stock equal in number to the tendered shares.

Any incentive option granted under the plan must provide for an exercise price of at least 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of the fair market value as determined on the date of the grant.

The term of each plan option and the manner in which it may be exercised is determined by the compensation committee of the board of directors, provided that no plan option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of non-qualified options shall be determined by compensation committee of the board of directors.

The per share purchase price of shares in plan options granted under the plan may be adjusted in the event of changes in our capitalization, but any adjustment will not change the total purchase price payable upon the exercise in full of plan options granted under the plan. Our officers, directors and key employees will be eligible to receive non-qualified options under the plan. Only our officers, directors and employees who are employed by us, including any subsidiary, are eligible to receive incentive options.


All plan options are non-assignable and nontransferable, except by will or by the laws of descent and distribution. Plan options may only be exercised by the optionee during the lifetime of the optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, the plan option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the plan option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the plan option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code, the plan option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of the disability. The same type of termination provisions apply to options granted to our board members in the event they resign their board seats, or are not reelected by our shareholders.

The board of directors or the compensation committee of the board of directors may amend, suspend or terminate the plan at any time, except that no amendment shall be made which:

         - increases the total number of shares which we may granted under the plan or changes the minimum purchase price, except in either case in the event of adjustments due to changes in our capitalization,

         - effects outstanding plan options or any of their exercise rights,

         -        extends the term of any plan option beyond 10 years, or

         -        extends the termination date of the plan.

Unless the plan shall have been suspended or terminated, the plan shall terminate on approximately 10 years from the date of the plan's adoption. Any termination of the plan shall not affect the validity of any plan options previously granted.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS


The Illinois Business Corporations Act provides for indemnification of directors, employees, officers and agents of Illinois corporations. Our articles of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the Illinois Business Corporation Act. Because indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons by these provisions, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed and the Securities Act of 1933 and is therefore unenforceable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In 1997 Mr. Gregory Halpern received 6,494,000 shares and Mr. Dana Dabney received 500,000 shares of our common stock for the nominal consideration of par value $.0001 per share as founders of Circle Group Internet. Messrs. Gregory Halpern and Dabney as its founders are considered promoters of Circle Group Internet, and the stock was issued to them in connection with the organization of Circle Group Internet.


During fiscal 1997 we established a note payable in the principal amount of $16,403 to Mr. Gregory J. Halpern, our founder and CEO, to purchase furniture and fixtures, including computer equipment for our offices. The note provided for interest at 18% per annum and was unsecured. We repaid the note in full before December 31, 1998.

From January 1997 until July 1999, we leased office space from Mr. Gregory J. Halpern at a monthly rental amount of approximately $2,700. This office location was within Mr. Halpern's residence.


In January 1999, we acquired 100% of the issued and outstanding stock of On-Line Bedding from Mr. Edward L. Halpern, one of our officers and directors, and his wife in exchange for 400,000 shares of our common stock. Mr. Gregory J. Halpern, our president and CEO, was a co-founder of On-Line Bedding. We accounted for our acquisition of On-Line Bedding as a combination of related party interest interests. For accounting purposes, we have recorded a dividend of $954,214 which represents the excess of the purchase price paid over the net assets we received.

On-Line Bedding was an S corporation prior to our acquisition of its capital stock. On-Line Bedding distributed all of its retained earnings to its shareholders at the end of each fiscal year. Total distributions for the fiscal years ended December 31, 1998 and 1997 were $275,709 and $72,033. At June 30, 1999 we owed Mr. and Mrs. Edward Halpern $80,018 which represented shareholder distributions prior to our acquisition of On-Line Bedding. We have issued Mr. and Mrs. Edward Halpern a demand promissory note bearing interest at 8% per annum.


In addition, in March 1999 we acquired 3,200,000 shares of the common stock, or approximately 80% of the issued and outstanding capital stock of PPI Capital, a shell corporation, from Mr. Gregory J. Halpern, one of our officers and directors, in exchange for $20,000. The remaining approximate 20% of PPI Capital is owned by the shareholders of Pain Prevention, Inc., a Utah corporation which was formerly PPI Capital's sole shareholder. Mr. Dana Dabney, one of our officers and directors, owns 70,286 shares, or approximately 1.7% of the remaining 20% of PPI Capital's stock not owned by Circle Group Internet . We anticipate that we will use PPI Capital as either a holding company or as a candidate for a reverse merger with an operating entity. We do not, however, presently have any agreements or understandings with any third parties regarding PPI Capital.

As a term of employment agreements we have with four of our executive officers, we issued each of these individuals shares of our common stock as a signing bonus. The following table sets forth the names, date of issuance and the number of shares issued to each individual and value attributed to the shares issued.

Name                       Date                      No. of Shares               Value Attributed
----                       ----                      -------------               ----------------

Frank K. Menon             February 1, 1999          10,000                      $  25,000
Erik J. Brown              March 1, 1999             10,000                      $  25,000
Arthur C. Tanner           March 1, 1999             10,000                      $  25,000
Michael Theriault          June 1, 1999              10,000                      $ 100,000

On March 1, 1999 we issued a warrant to purchase 123,860 shares of our common stock, exercisable for three years at $2.50 per share, to Paradigm Fund C., L.P., an unaffiliated third party, as compensation for services rendered to us. These services included consulting with us on investment advisory matters. As of October 15, 1999, Paradigm Fund C., L.P. owned approximately 6.5% of our common stock.


On August 1, 1999 Mr. Gregory J. Halpern, our president and CEO, borrowed $935,000 from us under a secured promissory note. This note bore interest at 8% per annum. As collateral for the note, Mr. Halpern granted us a first mortgage on his principal residence. This residence had a fair market value which exceeded the principal amount of the note and, with the exception of our mortgage, was unencumbered. Mr. Halpern is an accredited investor. The note was satisfied in full on December 7, 1999 and we have released our mortgage on the property.

In 1996 CIG Securities was formed by its parent company, Internet Broadcasting Company, Inc. a Delaware corporation, to take advantage of the developing Internet direct public offering service market. Prior to our acquisition of CIG Securities in November 1999, it was a wholly-owned subsidiary of Internet Broadcasting Company, Inc. Messrs. Bradley M. Levine, James W. Dwyer, Cort A. Neimark, Edmund Allen Tubbs, and Leonard Simon are the controlling persons of Internet Broadcasting Company, Inc. On behalf of Internet Broadcasting Company, Inc., Mr. Levine took the initiative in founding and organizing CIG Securities, and he was the original officer and director of CIG Securities. Because of these actions, he would be considered CIG

Securities' promoter. Mr. Levine, however, did not individually receive anything of value for his actions in the formation and organization of CIG Securities. Upon its organization, Internet Broadcasting Company, Inc. became CIG Securities' sole shareholder, receiving 100 shares of its common stock which represented all the issued common stock.


Our policy regarding transactions with our affiliates

Transactions with our officers, directors and principal shareholders have been made upon terms no less favorable to us that we might receive from unaffiliated third parties. In September 1999 we adopted a policy which requires the approval of a majority of our disinterested directors for any future transaction involving an officer, director or 5% of greater shareholder.

                           OUR PRINCIPAL SHAREHOLDERS


As of November 30, 1999 there were 9,840,680 shares of our common stock issued and outstanding, without giving effect to the exercise of outstanding options or warrants to acquire an additional 546,180 shares of our common stock. The following table sets forth information as of October 15, 1999 with respect to the beneficial ownership of shares of common stock currently issued and outstanding by:


         - each person known to us to be the owner of more than 5% of the outstanding shares of common stock,

         -        each officer and director, and

         -        all officers and directors as a group.

Unless otherwise indicated, the address for each individual listed is 1011 Campus Drive Mundelein, Illinois 60060.


Name                                                  No. of Shares                     % of Ownership
----                                                  -------------                     --------------

Gregory J. Halpern                                        6,524,000                         66.1%
Dana L. Dabney                                              524,000                          5.3%
Frank K. Menon                                               50,000                             *
Erik Brown                                                   30,000                             *
Edward L. Halpern                                           400,000                          4.1%
Michael J. Theriault                                         30,000                             *
Charles Blumenfield                                           6,000                             *
Arthur C. Tanner                                             30,000                             *
Doron C. Levitas                                                  0                           n/a
Paradigm Fund C. L.P.                                       643,090                          6.5%
All officers and directors
as a group (nine persons)                                 7,594,000                         75.8%


* represents less than 1%

In the preceding table:

- Mr. Halpern's shares include 494,000 shares held in the name of HF Trust, a trust of which Mr. Halpern is the trustee, and options to purchase 30,000 shares of our common stock expiring in January 2003. 247,000 shares held by HF Trust are being registered for resale under this prospectus.

- Mr. Dabney's shares includes options to purchase 24,000 shares of our common stock expiring in January 2003.

- Mr. Menon's shares includes options to purchase 40,000 shares of our common stock expiring in February 2002.

- Mr. Brown's shares includes options to purchase 20,000 shares of our common stock expiring in March 2002, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

- Mr. Edward L. Halpern's shares include 196,000 shares owned of record by Mr. Halpern and 204,000 shares owned of record by Diane Halpern, his wife.

- Mr. Theriault's shares includes options to purchase 20,000 shares of our common stock expiring in June 2002, but excludes options to purchase 10,000 shares of our common stock which have not yet vested..

- Mr. Blumenfield's shares are being registering for resale under this prospectus. The total for Mr. Blumenfield does not include options to purchase 15,000 shares of our common stock at $10.00 per share, vesting 5,000 options on the first, second and third anniversary date of the date of grant, awarded to him in September 1999 as compensation for his service as an outside director. Mr. Blumenfield's address is 9025 North Iroquois Road, Bayside, Wisconsin 53217.

- Mr. Tanner's shares includes options to purchase 20,000 shares of our common stock expiring in May 2002, but excludes options to purchase 10,000 shares of our common stock which have not yet vested.

- The total for Mr. Levitas does not include options to purchase 15,000 shares of our common stock at $10.00 per share, vesting 5,000 options on the first, second and third anniversary date of the date of grant, awarded to him in September 1999 as compensation for his service as an outside director. Mr. Levitas' address is 8111 North St. Louis Avenue, Skokie, Illinois 60076.


- Messrs. Sheldon Drobny, Ruben Rosenberg and Aaron J. Fischer are the general partners of Paradigm Fund C.,L.P. We have registered in this prospectus for resale 519,230 shares owned by Paradigm Fund C., L.P., together with 123,860 shares of our common stock underlying an outstanding warrant exercisable at $2.50 per share. Paradigm Fund C., L.P.'s address is 3000 Dundee Road, Suite 105, Northbrook, Illinois 60061.


                            MARKET FOR OUR SECURITIES


There has previously been no market for our common stock. We have applied for listing of our common stock on The Nasdaq National Market System and The American Stock Exchange. We do not know if our application for listing on either exchange will be accepted. Even if our common stock is accepted for listing on one of these exchanges, we do not know if a market for our common stock will ever be established. Because we did not undertake an IPO, we do not have the support of an underwriter who could help us in gaining recognition with individual investors. We do not know of any analysts who intend to institute coverage on our common stock if it should be included for listing on a national exchange. Both of these factors are important in establishing a liquid trading market for our common stock. The absence of any meaningful market in our common stock will adversely affect your ability to sell the common stock in the future.

We have approximately 411 record shareholders of our common stock. Based upon the records of our transfer agent, we believe we have in excess of 560 beneficial owners of our common stock.

                            SELLING SECURITY HOLDERS


The following table sets forth the name of each selling security holder, the number or shares of common stock beneficially owned by the selling security holder as of November 30, 1999, and the number of shares being offered by each selling security holder. During the past three years no selling security holder has been our officer, director or affiliate, nor has any selling security holder had any material relationship with us during the period, other than as set forth below.

As a term of our two private placements, for one year from the date of the purchase we have agreed to notify the purchasers of the filing of a registration statement under the Securities Act of 1933, except those filed on Forms S-4 or S-8, and give the purchasers the opportunity to include the shares of common stock owned by them registration statement so as to permit the public resale of those shares. The registration statement of which this prospectus forms a part is being filed by us in satisfaction of the registration rights. The registration statement has been prepared and filed at our expense, including our legal and accounting fees, and printing expenses. We will not pay brokerage commissions, transfer taxes and the fees of counsel to the selling security holders. In connection with filing the registration statement, the selling security holders will be required to furnish information to us and to indemnify us against civil liabilities, including liabilities arising under the Securities Act of 1933 with respect to the information provided to us.


The shares of common stock being offered by this prospectus are being registered to permit public secondary trading, and the selling security holders may offer all or part of the shares for resale from time to time. However, the selling security holders are under no obligation to sell all or any portion of the shares of common stock immediately under this prospectus. Because the selling security holders may sell all or a portion of their shares of common stock, no estimate can be given as to the number of shares of common stock that will be held by any selling security holder upon termination of any offering made under this prospectus; accordingly, the following table assumes the exercise of the warrants and the sale of all shares of common stock by the selling security holders immediately following the date of this prospectus.

                                                             No. of Shares          No. of Shares              %
                               No. of Shares                 of Common              of Common Stock          Owner-
                               of Common Stock               Stock                  Beneficially             ship
Name of Selling                Beneficially Owned            Offered                Owned                    After
Security Holder                as of Nov. 30, 1999           By This Prospectus     After Offering           Offering
---------------------------------------------------------------------------------------------------------------------

David Abrahams                     1,000                     1,000                         0                   *
Louise Abrahams                    2,000                     2,000                         0                   *
Richard L. and Louise
Abrahams, Trustees                20,000                    20,000                         0                   *
Amity Enterprises                 50,000                    50,000                         0                   *
Joseph Anthony                     1,000                     1,000                         0                   *
Kevin J. Bauer                       600                       600                         0                   *
Myron Basch                        1,000                     1,000                         0                   *
Marc Bear                          2,000                     2,000                         0                   *
Bruce F. Berkowitz                 5,000                     5,000                         0                   *
Ivo Beelen                         4,000                     4,000                         0                   *
Ivka Berry                         2,000                     2,000                         0                   *
Joel and Trixie Bode               3,000                     3,000                         0                   *
Jacqueline Burgess                   200                       200                         0                   *
Marshall S. Blackham               5,000                     5,000                         0                   *
Charles Blumenfield                6,000                     6,000                         0                   *
Lucille T. Brown                   2,500                     2,500                         0                   *
E. Ann Burke and
Marc Burke, JTWROS                10,000                    10,000                         0                   *
James Campagna                     2,500                     2,500                         0                   *
Daniel I. Caplan, M.D.             5,000                     5,000                         0                   *
Ronald Carlson                     1,000                     1,000                         0                   *
Kwanzu Chen                        1,000                     1,000                         0                   *
John T. Colvin and
Gail Covin, JTWROS                10,000                    10,000                         0                   *
Congregation of Hakoil
Koil Yakov                        40,000                    40,000                         0                   *
Delta Energy Corp.                25,000                    25,000                         0                   *
Dillion Capital LLC                5,000                     5,000                         0                   *
Connie E. Donaldson                2,000                     2,000                         0                   *
Steven Donia                       4,000                     4,000                         0                   *
Gary S. Ducharme                   2,000                     2,000                         0                   *
Gary J. Elkins and
Abigail Elkins, JTWROS             5,000                     5,000                         0                   *
Shaun M. Emerson                  10,000                    10,000                         0                   *
Paul T. Evans                     20,000                    20,000                         0                   *
Stewart Flink                     21,600                    21,600                         0                   *
Isaac Friedman
and Philip Katz, JT               10,000                    10,000                         0                   *
Mordechai Friedman                10,000                    10,000                         0                   *
Ronald L. Fauconniere              5,000                     5,000                         0                   *
Anthony Fiore                      2,000                     2,000                         0                   *
Jeffrey K. Forgacs                 2,000                     2,000                         0                   *
Javier Garcia, Jr.                   200                       200                         0                   *
Edward Giuntini                    2,000                     2,000                         0                   *
Caroline G. Graddon                5,000                     5,000                         0                   *
Daniel K. Grice                    2,500                     2,500                         0                   *
George D. Guritz                  10,000                    10,000                         0                   *
HF Trust                         494,000                   247,000                   247,000                2.5%
Kevin R. Hitzeman                 15,000                    15,000                         0                   *

                                                             No. of Shares          No. of Shares              %
                               No. of Shares                 of Common              of Common Stock          Owner-
                               of Common Stock               Stock                  Beneficially             ship
Name of Selling                Beneficially Owned            Offered                Owned                    After
Security Holder                as of Nov. 30, 1999           By This Prospectus     After Offering           Offering
---------------------------------------------------------------------------------------------------------------------

Sean W. Hitzeman                        15,000              15,000                         0                   *
Claudia S. Horty                        18,000              18,000                         0                   *
Enamul Islem                               400                 400                         0                   *
Alison Jarret                            7,500               7,500                         0                   *
JRF Investments II, Ltd.                 5,000               5,000                         0                   *
JRF Investments III, Ltd.                5,000               5,000                         0                   *
JRF Investments IV, Ltd.                 5,000               5,000                         0                   *
Ramesh Kannan                            1,000               1,000                         0                   *
Clarence Kanthak                         1,000               1,000                         0                   *
Thomas J. Kanthek                        1,000               1,000                         0                   *
James A. Kasch                           5,000               5,000                         0                   *
Mark Kaufman                             2,500               2,500                         0                   *
Jay Kaufman                              7,800               7,800                         0                   *
John Kaufman SEP IRA                       624                 624                         0                   *
James Kemp                               4,000               4,000                         0                   *
Kollel Alta Faige                       17,400              17,400                         0                   *
Kollel Alta Faige, Philip
  Katz and Isaac
  Friedman, JT                           1,500               1,500                         0                   *
Daniel Korshak                             400                 400                         0                   *
Lawrence Lacerte                        50,000              50,000                         0                   *
Eddie Lee                               13,920              13,920                         0                   *
Stanford J. Levin                       20,000              20,000                         0                   *
Shaqqian Lu                                100                 100                         0                   *
Mary Lytle                                 200                 200                         0                   *
Stewart L. Macklin                       2,500               2,500                         0                   *
William McClure                         16,000              16,000                         0                   *
Alakesh Mitra                           10,000              10,000                         0                   *
Thomas Molnar                            4,000               4,000                         0                   *
Ismael Morales                             800                 800                         0                   *
Stephen Morris                             600                 600                         0                   *
Lawrence A. Mulvaney,
  Trustee                                1,000               1,000                         0                   *
Larry Mulvaney IRA                       1,500               1,500                         0                   *
Khalid M. Mursi                          5,000               5,000                         0                   *
Ramanaprasad Nandigama                     400                 400                         0                   *
Nguyen Hoi                               4,000               4,000                         0                   *
George E. Orfanos                        6,000               6,000                         0                   *
Harry Orfanos and
Vasso Orfanos, JTWROS                      500                 500                         0                   *
Nancy Page                               1,000               1,000                         0                   *
Paradigm Fund C., L.P.                 643,160             643,160                         0                   *
Points Partnership                       2,500               2,500                         0                   *
Joanne Pontarelli                          400                 400                         0                   *
Patricia Ann Richard                     2,400               2,400                         0                   *
Phillip Rose                             3,000               3,000                         0                   *
Robert Rosin                            50,000              50,000                         0                   *
Tom Rosenquist                           2,000               2,000                         0                   *
Steven Salgam                           40,000              40,000                         0                   *
Susan Schaumberger                      10,000              10,000                         0                   *

                                                             No. of Shares          No. of Shares              %
                               No. of Shares                 of Common              of Common Stock          Owner-
                               of Common Stock               Stock                  Beneficially             ship
Name of Selling                Beneficially Owned            Offered                Owned                    After
Security Holder                as of Nov. 30, 1999           By This Prospectus     After Offering           Offering
---------------------------------------------------------------------------------------------------------------------

Mary Alice Schmidtke IRA                 2,500               2,500                         0                   *
Mary Schmidtke                           4,000               4,000                         0                   *
Jeffery and Julie Schlesinger JTWROS       624                 624                         0                   *
Oskar Schneider                         12,000              12,000                         0                   *
Vincent G. Secontine
Revocable Living Trust                   2,000               2,000                         0                   *
Ralph Sesso IRA                          2,500               2,500                         0                   *
Jitendra Shah and Neha
Shah, JTWROS                             2,200               2,200                         0                   *
Sami Sheeshia                              600                 600                         0                   *
Geoffrey M. Shotton                     10,000              10,000                         0                   *
Hardayal Singh                             400                 400                         0                   *
Mark Slezak                             10,000              10,000                         0                   *
Martin Straus and
Mercedes Straus, TIE                    10,000              10,000                         0                   *
Erik Surono                                280                 280                         0                   *
Erica Swerdlow and
Brian Swerdlow                           3,000               4,500                         0                   *
Kenneth Swiggart                         2,500               2,500                         0                   *
Peter G. Szinte                         24,000              24,000                         0                   *
Phillip Tallman                          2,000               2,000                         0                   *
Isaac Teitelbaum                        20,000              20,000                         0                   *
Stanford F. Terry and
Ruth A. Terry, JTWROS                    2,000               2,000                         0                   *
Michelle L. Tiburzi                      5,000               5,000                         0                   *
Kyaw Myo Tin                             2,000               2,000                         0                   *
Erik Travelstea                          2,000               2,000                         0                   *
Donna Mae Turrentle                        624                 624                         0                   *
Mario Valente                            4,000               4,000                         0                   *
Mario Valente and
Guiseppe Valente,
  JTWROS                                 4,000               4,000                         0                   *
Vijay Vemuri                               400                 400                         0                   *
Anthony R. Verrecchia                    1,200               1,200                         0                   *
Ed Wodziak Jr.                           1,000               1,000                         0                   *
Mali H. Wu                               2,000               2,000                         0                   *
Eugene Young                             2,000               2,000                         0                   *
Farhad Zaghi                           120,000             120,000                         0                   *
                                                         ---------
Total                                                    1,825,532
                                                         =========


* represents less than 1%

In the preceding table:

- Beneficial ownership is determined in compliance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of October 15, 1999 through the conversion or exercise of any security or other right.

- Mr. Joseph A. Rosin is the controlling person of Amity Enterprises.

- The information concerning Mr. Bear assumes the exercise of a warrant to purchase 2,000 shares of our common stock at $2.50 per share.

- Mr. Blumenfield is a member of our board of directors. The total for Mr. Blumenfield does not include options to purchase 15,000 shares of our common stock at $10.00 per share, vesting 5,000 options on the first, second and third anniversary date of the date of grant, awarded to him in September 1999 as compensation for his service as an outside director.

- The information concerting Mr. Flink assumes the exercise of an outstanding warrant to purchase 21,600 shares of our common stock at $2.50 per share.

- Congregation of Hakoil Koil Yakov is a not-for-profit entity which is controlled by Mrs. Gitta Brull.

- HF Trust is a trust of which Mr. Gregory Halpern, one of our executive officers and a member of our board of directors, is trustee. Because HF Trust is an affiliate of ours, the number of shares it may sell during any three month period will be subject to the volume limitations of Rule 144 of Securities Act of 1933

- Mr. James Kokenis is the beneficial owner of Delta Energy Corp.

- Mr. Stewart Flink is the beneficial owner of Dillion Capital LLC.

- Mr. John Fox is the controlling person of JRF Investments II, Ltd., JRF Investments III, Ltd. and JRF Investments IV, Ltd.

- The information concerning Mr. Jay Kaufman assumes the exercise of an outstanding warrant to purchase 7,800 shares of our common stock at $2.50 per share.

- Kollel Alta Faige is a not-for-profit entity which is controlled by Jay Kaufman and Isaac Friedman.

- The information concerning Mr. Lee assumes the exercise of a warrant to purchase 13,920 shares of our common stock exercisable at $2.50 per share.

- The information concerning Mr. Levin assumes the exercise of a warrant to purchase 20,000 shares of our common stock exercisable at $2.50 per share.

- Messrs. Sheldon Drobny, Ruben Rosenberg and Aaron J. Fischer are the general partners of Paradigm Fund C., L.P. The number of shares of common stock beneficially owned includes warrants exercisable at $2.50 per share to purchase 123,860 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- Messrs. Richard M. Finger and Timothy M. Finger are the general partners Points Partnership.

- The number of shares of common stock beneficially owned by Ms. Schmidtke includes warrants exercisable at $2.50 per share to purchase 2,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- Mr. and Mrs. Swerdlow are the principals of EBS Public Relations, Inc. In March 1999 we entered into a one year agreement with EBS Public Relations, Inc. to provide public relations services to us and under the agreement agreed to issue to EBS Public Relations, Inc. 500 shares of our common stock per month as compensation for its services. In addition, we agreed pay out-of-pocket expenses including overnight mails, postage, phone changes, photocopies, travel, etc. The agreement may be terminated on 60 days prior notice by either party. EBS Public Relations, Inc. has requested that the stock be issued directly to Mr. and Mrs. Swerdlow. The number of shares of common stock shown as beneficially owned reflects the payments to date. We are registering under this prospectus an additional 1,000 shares which would be due if we canceled the agreement as of November 30, 1999. These additional 1,000 shares, plus any additional shares we are obligated to issue during the term of the agreement, will be issued on a monthly basis, when due, during the remaining term of the agreement.


- The number of shares of common stock beneficially owned by Mr. Szinte includes warrants exercisable at `$2.50 per share to purchase 4,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- The number of shares of common stock beneficially owned by Mr. Valente includes warrants exercisable at $2.50 per share to purchase 2,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

- The number of shares of common stock beneficially owned by Mr. Zaghi includes warrants exercisable at $2.50 per share to purchase 20,000 shares of our common stock. The common stock underlying these warrants is being registered for resale under this prospectus.

                              PLAN OF DISTRIBUTION


We have made application for listing of our common stock on the Nasdaq National Market and the American Stock Exchange. We do not know if either of these applications will ever be approved. We intend to seek effectiveness of the registration statement which includes this prospectus as soon as possible once the SEC has advised us that it has no further comments on the registration statement. This may occur before a determination is made by either The Nasdaq Stock Market, Inc. or The American Stock Exchange, LLC. regarding our listing applications. Without an approval for listing of our common stock on one of these markets, we will seek a listing of our common stock on another exchange or quotation system. Until such time as a listing is obtained on any one market or exchange, there will be no public market for our common stock. In that event, the selling security holders will have no means available to them to publicly sell the shares of our common stock owned by them.

If we are eventually successfuly in obtaining a listing of our common stock on either the Nasdaq National Market or the American Stock Exchange, the shares of our common stock offered by this prospectus may be then sold from time to time by the selling security holders, who consist of the persons named under "Selling Security Holders" above and those persons' pledgees, donees, transferees or other successors in interest. The selling security holders may sell the shares on the exchange on which our common stock is then listed or otherwise, at market prices or at negotiated prices. They may sell the shares of common stock by one or a combination of the following:


         * a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         * purchases by a broker or dealer as principal and resale by the broker or dealer for its account under this prospectus;

         * ordinary brokerage transactions and transactions in which a broker solicits purchasers;

         * an exchange distribution in compliance with the rules of the exchange;

         *        privately negotiated transactions;

         *        short sales;

         * if a sale qualifies, in compliance with Rule 144 of the Securities Act of 1933 rather than under this prospectus; and

         *        any other method permitted by applicable law.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the shares of common stock owned by them, and the pledgees, secured parties or persons to whom the shares have been hypothecated shall, upon foreclosure in the event of default, be deemed to be selling security holders under this prospectus. The number of selling security holders' shares of common stock beneficially owned by those selling security holders who transfer, pledge, donate or assign the shares will decrease when they take that action. The plan of distribution for selling security holders' shares of common stock sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling security holders under this prospectus.


A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling security holder, including in connection with distributions of the common stock by broker-dealers. A selling security holder may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of common stock to the broker-dealers, who may then resell or otherwise transfer the shares. A selling security holder may also loan or pledge the shares of common stock to a broker-dealer and the broker-dealer may sell the shares which were loaned to the broker-dealer or upon a default may sell or otherwise transfer the pledged shares of common stock.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of common stock as agents may receive compensation in the form of commissions, discounts or concessions from the selling security holders and/or purchasers of the common stock for whom broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular broker-dealer may be less than or in excess of customary commissions. The selling security holders and any broker-dealers who act in connection with the sale of the shares of common stock under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission they receive and proceeds of any sale of the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling security holder can presently estimate the amount of compensation. CIG Securities will not participate in any way in the distribution of the shares of common stock offered by this prospectus. We know of no existing arrangements between any selling security holder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock included in this prospectus.


We will pay substantially all of the expenses incident to the registration, offering and sale of the shares of common stock included in this prospectus to the public, which includes our legal, accounting and printing expenses. We will not pay commissions or discounts of underwriters, broker-dealers or agents, or any other costs incurred by the selling security holders.

We have advised the selling security holders that during the time as they may be engaged in a distribution of the shares of common stock included in this prospectus they are required to comply with Regulation M adopted under the Exchange Act. With some exceptions, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealers or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made to stabilize the price of a security in connection with the distribution of that security. All of the factors may affect the marketability of the shares of our common stock.

                            DESCRIPTION OF SECURITIES


Our authorized capitalization consists of 50,000,000 shares of common stock, $.0001 par value per share, of which 9,840,680 shares are issued and outstanding as of November 30, 1999. We have no other classes of securities authorized.

Common stock


Holders of our common stock are entitled to one vote for each share held of record. There are no cumulative voting rights. Each holder of our common stock is also entitled to receive ratably dividends, if any, as may be declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any dividends on our common stock, and we do not anticipate declaring or paying dividends in the foreseeable future. It is anticipated that any earnings which may be generated from our operations will be used to finance our growth.

The holders of our common stock are also entitled to share ratably in any distribution of our assets after payment of all debts and liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. There are no preemptive rights, conversion rights, redemption provisions or sinking fund provisions with respect to our shares of common stock.

Options and warrants

As of the date of this prospectus, we have outstanding options under our 1999 Stock Option Plan to acquire an aggregate of 319,000 shares of the common stock.

We also have outstanding warrants to purchase an aggregate of 227,180 shares of our common stock, exercisable at $2.50 per share, which are exercisable until March 2002 which were issued by us in March 1999 to consultants who rendered various services to us. The services provided to us by these consultants included general business matters, investments, real estate, business development, acquisitions, marketing and market research, international business, vehicle brokerage, transportation, and banking and financial matters. There are 11 holders of these warrants. The warrants may be exercised from time to time by the holders until their expiration date, and may be transferred at the discretion of the holders. The warrants also contain customary anti-dilution provisions in the event that we declare a stock split or stock dividend or that we otherwise recapitalize Circle Group Internet.

Shares eligible for future sale

As of the date of this prospectus, an aggregate of 7,015,148 outstanding shares of our common stock, including the remaining 6,247,000 shares owned or controlled by Gregory J. Halpern which are not registered for resale under this prospectus, are restricted securities within the meaning of the federal securities laws, and in the future may be sold in compliance with Rule 144 adopted under the Securities Act of 1933, assuming a public market exists for the securities, of which there are no assurances. The 247,000 shares of our common stock owned of record by a trust controlled by Mr. Gregory Halpern which are registered for resale under this prospectus must also be resold in compliance with Rule 144, even though the shares are registered, because Mr. Halpern is our affiliate. Rule 144 provides in part that a person who is not our affiliate and who holds restricted securities for a period of one year may sell all or part of the securities in ordinary brokerage transactions, in compliance with volume limitations and the availability of current public information on Circle Group Internet.

Assuming a public market should develop for our common stock, of which there can be no assurance, our shareholders are not contractually prohibited from selling any of their shares of common stock, if and when a sales opportunities arise consistent with the provisions of Rule 144. We cannot predict the effect, if any, that any sales of common stock, or the availability of common stock for sale, may have on the market value of our common stock prevailing from time to time. Sales of substantial amounts of common stock by shareholders, particularly if they are our affiliates, could have a material adverse effect upon the market value of our common stock.

Transfer agent

Our transfer agent is Pacific Stock Transfer Co., 5844 South Pecos, Suite D, Las Vegas, Nevada 89120.

                                  LEGAL MATTERS

Legal matters in connection with this registration statement will be passed upon for us by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

                                     EXPERTS


Our audited financial statements as of December 31, 1998 and 1997, and for the fiscal years then ended, and pro forma condensed consolidated financial statements at December 31, 1998, and for the fiscal year then ended, as well as the audited financial statements of Hos-Pillow Corporation, now known as On-Line Bedding Corporation, as of December 31, 1998 and 1997, and for the fiscal years then ended which are included elsewhere in this prospectus have been audited by Harold Y. Sector, independent certified public accountant, as indicated in his reports. These financial statements are included in this prospectus in reliance upon the authority of Mr. Sector as an expert in accounting and auditing.

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 1999 AND
1998

CONDENSED CONSOLIDATED BALANCE SHEETS                                F2
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                          F4
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS                      F5
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                 F7

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS SEPTEMBER 30, 1999 AND DECEMBER 31, 1998

CONDENSED CONSOLIDATED BALANCE SHEETS                                F20
CONDENSED CONSOLIDATED STATEMENTS OF INCOME                          F22
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS                      F23
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                 F25

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1998

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET                       F38
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME                F39
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS       F40

AUDITED FINANCIAL STATEMENTS DECEMBER 31, 1998 AND 1997

INDEPENDENT AUDITOR'S REPORT                                         F42
BALANCE SHEETS                                                       F43
STATEMENTS OF INCOME AND RETAINED EARNINGS                           F44
SELLING EXPENSES                                                     F45
ADMINISTRATIVE EXPENSES                                              F46
STATEMENT OF STOCKHOLDERS' EQUITY                                    F47
STATEMENTS OF CASH FLOWS                                             F48
NOTES TO FINANCIAL STATEMENTS                                        F49

HOS-PILLOW CORPORATION
AUDITED FINANCIAL STATEMENTS DECEMBER 31, 1998 AND 1997

INDEPENDENT AUDITOR'S REPORT                                         F53
BALANCE SHEETS                                                       F54
STATEMENTS OF INCOME AND RETAINED EARNINGS                           F56
COST OF SALES                                                        F57
OPERATING EXPENSES                                                   F58
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY                         F59
STATEMENTS OF CASH FLOWS                                             F60
NOTES TO FINANCIAL STATEMENTS                                        F61

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                           September 30, 1999 and 1998


                                                1999          1998
                                                           (Pro forma)
ASSETS
Current Assets
   Cash                                     $10,920,121    $  103,186
   Restricted Cash                            1,097,000             0
   Accounts Receivable                          142,952       129,478
   Note Receivable - Chairman                   935,000             0
   Employee Loans and Advances                   32,120             0
   Inventory                                    129,761       121,831
   Prepaid and Others                            50,753         6,375
                                            -----------    ----------

   Total Current Assets                      13,307,707       360,870
                                            -----------    ----------

Property & Equipment, net                       614,124       104,549
                                            -----------    ----------

Other Assets
   Investments - Stocks for Services          3,783,000             0
   Other Investments                            500,000             0
   Other Assets                                  76,771           770
                                            -----------    ----------

   Total Other Assets                         4,359,771           770
                                            -----------    ----------

TOTAL ASSETS                                $18,281,602    $  466,189
                                            ===========    ==========


                                                                              F2

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                           September 30, 1999 and 1998


                                                    1999          1998
                                                               (Pro forma)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable and Accrued Expenses        $   269,736    $  282,991
   Income Tax Payable                               965,659             0
   Line of Credit                                   500,000             0
   Note Payable-Shareholder                          60,788         2,344
                                                ------------   ----------

   Total Current Liabilities                      1,796,183       285,335
                                                ------------   ----------

Long-Term Liabilities                                     0             0
                                                -----------    ----------

   Total Liabilities                              1,796,183       285,335
                                                -----------    ----------

Stockholders' Equity
   Common Stock, $.00005 par value;
    50,000,000 shares authorized;
    9,837,180 shares issued and outstanding
    in 1999 and 7,007,200 in 1998                       492           350
   Paid in Capital                               16,115,211       272,154
   Retained Earnings                              1,343,932       (91,650)
   Dividend                                        (974,216)            0
   Minority Interest - PPI                                0             0
                                                -----------    ----------

   Total Stockholders' Equity                    16,485,419       180,854
                                                -----------    ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $18,281,602    $  466,189
                                                ===========    ==========


                                                                              F3

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    For Nine Months Ended September 30, 1999


                                                       1999            1998
                                                                    (Pro forma)

Sales                                               $3,765,618      $  783,743

Cost of Sales                                          522,946         382,213
                                                    ----------      ----------

Gross Profit                                         3,242,672         401,530

Operating Expenses                                   2,087,583         434,397
                                                    ----------      ----------

Income (Loss) from Operations                        1,155,089         (32,867)

Other Income (Expenses)                              1,300,739           1,957
                                                    ----------      ----------

Income (Loss) Before Taxes                           2,455,828         (30,910)

Provision for Income Taxes                             955,645               0
                                                    ----------      ----------

Net Income (Loss)                                   $1,500,183      $  (30,910)
                                                    ==========      ==========


Earnings per share - Primary                        $    0.175      $  (0.0044)
                                                    ==========      ==========

Earnings per share - Fully Diluted                  $    0.165      $  (0.0044)
                                                    ==========      ==========

Weighted Average Number of Common Shares
Outstanding                                          8,595,310       7,000,800
                                                    ==========      ==========


                                                                              F4

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                For Nine Months Ended September 30, 1999 and 1998


                                                   1999          1998
                                                              (Pro forma)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                            $ 1,500,183    $  (30,910)
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and Amortization                   32,544        11,724
    Compensation-stock, signing bonus              495,000             0
    Unrealized Gain on Investments              (1,044,000)            0
    (Increase) Decrease in:
      Accounts Receivable                          (60,661)      (51,625)
      Employee Loans                               (32,120)            0
      Inventory                                    (77,547)      (76,250)
      Prepaid and Others                           (40,572)         (488)
      Investments - Stocks for Services         (2,739,000)            0
      Deposits                                     (76,001)            0
    Increase (Decrease) in:
      Accounts Payable & Accrued Expenses          151,159       166,801
      Income Taxes Payable                         946,448        (6,452)
                                               -----------    ----------

Net cash provided (used) by operating
 activities                                       (944,567)       12,800
                                               -----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment              (620,764)      (14,383)
  Restricted Cash                               (1,097,000)            0
  Other Investments                               (500,000)            0
  Accumulated Depreciation Adjustment                    0        (3,420)
                                               -----------    ----------

Net cash (used) by investing activities         (2,217,764)      (17,803)
                                               -----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Line of Credit                     500,000             0
  Proceeds from sales of stock                  13,432,430        18,000
  Note Receivable - Chairman                      (935,000)            0
  Note Payable-Shareholder                          70,178       (14,234)
  Dividend Paid                                    (20,000)            0
                                               -----------    ----------

Net cash provided by financing activities       13,047,608         3,766
                                               -----------    ----------

NET INCREASE (DECREASE) IN CASH                  9,885,277        (1,237)

CASH BALANCE AT BEGINNING OF PERIOD              1,034,844       104,423
                                               -----------    ----------

CASH BALANCE AT END OF PERIOD                  $10,920,121    $  103,186
                                               ===========    ==========


                                                                              F5

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)
                For Nine Months Ended September 30, 1999 and 1998


                                             1999          1998
                                                        (Pro forma)
SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest                   $     0      $        0
                                           =======      ==========

  Cash paid for income taxes               $ 9,241      $   10,167
                                           =======      ==========

  Noncash investing and financing activities:
         Issuance stock for signing bonuses             $  495,000
                                                        ==========

         Issuance stock for acquisition of a business
          from a related party                          $1,000,000
                                                        ==========

         Dividend incurred for the excess of cost over
          the net assets acquired                       $  954,214
                                                        ==========


                                                                              F6

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - GENERAL

Circle Group Internet, Inc. (the "Company") is an Internet company with e-finance, business-to-business and e-tailer divisions

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual basis of accounting for financial reporting, in accordance with generally accepted accounting principles.

Presentation of Interim Information

In the Opinion of the management of Circle Group Internet, Inc. & Subsidiaries (the Company), the accompanying unaudited consolidated financial statements include all normal adjustments considered necessary to present fairly the financial positions as of September 30, 1999 and 1998, and the results of operations and cash flows for the nine months then ended. Interim results are not necessarily indicative of results for a full year.

The accompanying pro forma condensed consolidated financial statements as of September 30, 1998 is presented for comparison.

Principle of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Circle Group Internet, Inc. (the "Company") and its subsidiaries, On-Line Bedding Corporation and PPI Capital Corp. The accompanying condensed consolidated income statement and cash flows include only the subsidiaries' earnings since the date of acquisition, and for comparative periods, the previous year includes the same period. All significant intercompany balances, transactions and stockholdings have been eliminated.

Acquisitions

The condensed consolidated financial statements include the net assets of businesses purchased at their book value at the acquisition date. The excess of acquisition costs over the book value of net assets acquired is included in and has been recorded as a dividend, due to the transactions occurring between related parties.


                                                                              F7

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimate

In preparing condensed financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue from sales is recognized when the products are shipped and/or the services are performed.

Accounts Receivable

No allowance for uncollectible accounts has been provided. Management has evaluated all accounts and they are all collectible. There was no bad debt expense for nine months ended September 30, 1999 or 1998.

Inventories

Costs incurred for materials and shipping are capitalized as inventories and charged to cost of sales when revenue is recognized. Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

Fixed Assets

Fixed assets are stated at cost. Depreciation is calculated on the accelerated method over the estimated useful lives of the assets. Total depreciation expense for nine months ended September 30, 1999 and 1998 was $32,544 and $11,724.

Investments - Stock Received for Services

The Company receives a combination of cash and common stock as compensation from its client companies for its web design and business-to-business consulting services. The valuation process used by the Company is as follows:


                                                                              F8

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments - Stock Received for Services (Continued)

         a.) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

         b.) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. The Company assumes that the liquidity issues relating to the shares are factored into the private placement offering/sale price.

         c.) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued based upon the value placed on like companies in the same or similar industry with a reduction in value applied in recognition of the illiquidity of the shares.

The Company evaluates monthly the carrying value of each investment in the companies for a possible increase or decrease in value based on the market conditions, for a traded security, or other changes in the issuer for securities in which no trading market exists. Factors considered by the Company in evaluating the carrying value of investments for which no trading market exists includes subsequent private placements by the issuers, achievement of business plan objectives and milestones, the financial condition and prospects for the client company, management team, major contracts, and other valuation factors.

Investments will be valued on a quarterly basis. The increased/decreased valuation will flow through the income statement, as non-operating income/loss on investments. Per Paragraph 20 of APB No. 29 and SFAS 121, certain of these investments may not be able to be liquidated because of the lack of a readily available trading market. Those investments will be written down accordingly.



                                                                              F9

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statement of Cash Flows

The Company prepares its statement of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95. For purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company and its subsidiaries will file a consolidated federal income tax return. The subsidiaries provide for income taxes on a separate-return basis and remit to or receive from the Company amounts currently payable or receivable. Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board Statement No. 109.

Deferred income taxes are provided on temporary difference between book and tax income, arising primarily from the recognition of depreciation methods and periods, and officers' compensation. As of September 30, 1999 and 1998, the Company had a deferred tax asset of $10,181 and $5,887, respectively.


NOTE 3 - ACQUISITION OF BUSINESS

On January 29, 1999, the Company acquired 100% of the issued and outstanding stock of On-Line Bedding Corporation (FKA Hos-Pillow Corporation, an Illinois corporation) from a related party, in exchange for 400,000 shares of the Company's common stock. The acquisition of On-Line Bedding Corporation has been accounted for as a combination of related party interest and the results of operations of On-Line Bedding are included in the historical financial statements from the date of acquisition.

Aggregate purchase price, 400,000 shares of
 common stock @ $2.50 per share                        $1,000,000
                                                       ----------

Less: Net assets acquired
      Working Capital                                      45,016
      Property and equipment                                    0
      Other                                                   770
                                                       ----------

         Total                                             45,786

Excess of purchase price over net assets acquired      $  954,214
                                                       ==========


                                                                             F10

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 3 - ACQUISITION OF BUSINESS (Continued)

This transaction was treated as a combination of related party interest, not a purchase combination. The excess cost over the book value, of $954,214, was treated as a dividend to the related party.

On February 1, 1999, the Company acquired 80% or 3,200,000 issued and outstanding common shares of PPI Capital Corp. (a shell corporation), from a related party, the Chairman of the Board of Directors, for $20,000. This transaction was also accounted for as a dividend, with the assets and liabilities assumed recorded at book values.


NOTE 4 - INVESTMENTS

As of September 30, 1999, Investments in stock received for services totaled $3,783,000, and the unrealized gain on these investments was $1,044,000, stated as follows:

                          No. of
Date of                   shares   Fair Value  Valuation   Revenue    Unrealized
Valuation  Entity         Receive  at 9/30/99  Method      Booked     Gain(Loss)
---------  ------         -------  ----------  ------      ------     ----------

3/23/99    Company I*     272,000  $  272,000      b      $  272,000  $        0
6/30/99    Company I                  544,000      b               0     544,000
5/7/99     Company II**   250,000     500,000      b         500,000           0
9/30/99    Company II                 500,000      b               0     500,000
4/27/99    Company III     60,000      75,000      c          75,000           0
5/28/99    Company IV      90,000     180,000      b         180,000           0
9/30/99    Company V      160,000     352,000      c         352,000           0
9/30/99    Company VI     340,000   1,360,000      b       1,360,000           0
                        ---------  ----------             ----------   ---------

           Total        1,172,000  $3,783,000             $2,739,000  $1,044,000
                        =========  ==========             ==========  ==========

(*)Stock received from Company I was initially booked as revenue at a valuation of $1.00 per share based on the last sale price in a prior private placement. Subsequently, the company initiated another private placement where shares are currently being sold at $3.00 per share. The $2.00 increase in share price is reflected at 6/30/99 in the above table.

(**)Stock received from Company II was initially booked as revenue at a valuation of $2.50 per share based on the last sale price in a prior private placement. Subsequently, the company initiated another private placement where the offering is 44% subscribed at $5.00 per share. The $2.50 increase in share price is reflected at 9/30/99 in the above table.


                                                                             F11

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 4 - INVESTMENTS (Continued)

The valuation method used by the Company for each investment above is as follows:

         a) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

         b) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in a private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. The Company assumes that the liquidity issues relating to the shares are factored into the private placement offering/sale price.

         c) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued based upon the value placed on like companies in the same or similar industry with a reduction in value applied in recognition of the illiquidity of the shares.


NOTE 5 - OTHER INVESTMENTS

In September 1999, the Company invested in an unregistered corporate preferred stock. These securities are convertible into common shares and are reported at fair value, with the unrealized gains and losses included in non-operating income. As of September 30, 1999, these securities had a fair value of $500,000, with no unrealized gain or loss. The securities carry demand and piggyback registration rights as of October 15, 1999. At September 30, 1998, the Company did not have an investment in securities.


NOTE 6 - RESTRICTED CASH

Restricted cash represents the encumbered portion of a certificate of deposit set aside for securing a line of credit (See Note 9).


                                                                             F12

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 7 - NOTE RECEIVABLE - CHAIRMAN

The Company loaned the Chairman of the Board the sum of $935,000. This loan was approved by the Board of Directors and is evidenced by a secured promissory note and first mortgage on a residence. The loan shall be paid in full by December 6, 1999. Interest at 8.00% per annum is payable monthly. The collateral for the loan exceeds the face amount of the loan. This loan is being refinanced with an outside lending institution, and will become a personal obligation of the Chairman.


NOTE 8 - NOTE PAYABLE - SHAREHOLDER

As of September 30, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $60,788, payable at 8.25% per annum, due and payable by December 31, 1999.


NOTE 9 - LINE OF CREDIT

The Company has a line of credit with a bank in the amount of $1,000,000. The line carries a variable rate of interest (7.09% at September 30, 1999), matures on June 15, 2000 and requires monthly interest payments. As of September 30, 1999, the Company owes $500,000 against the line. The loan is secured by a certificate of deposit in excess of the line of credit.


NOTE 10 - PROVISION FOR INCOME TAXES

Provision for Income Taxes as of September 30, 1999 consist of:

               Federal                   $783,737
               State                      171,908
                                         --------

               Total                     $955,645
                                         ========


NOTE 11 - REGULATION A OFFERING

In January 1999, the Company completed a self-underwritten offering of 1,000,000 shares of its common stock at $2.50 per share, pursuant to Regulation A of the Securities Act of 1933 as amended, resulting in gross proceeds of $2,500,000.


                                                                             F13

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 12 - REGULATION D OFFERING - FIRST

In March 1999, the Company completed a private placement offering of 154,480 shares of its common stock at $2.50 per share or an aggregate of $386,200 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.


NOTE 13 - REGULATION D OFFERING - SECOND

The Company completed another private placement offering of 1,213,800 shares of its common stock at $10 per share or an aggregate of $12,138,000 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.

Total expenses related to the offerings were $132,065.


NOTE 14 - STOCK SPLITS

On July 22, 1999, the Board of Directors declared a split of the outstanding and issued stock from each one(1) share into two(2) shares, thereby increasing the number of issued and outstanding shares to 9,811,480, and decreasing the par value of each share to $0.00005. According to GAAP, stock splits refer to stock dividends that generally are in excess of 20 to 25% of currently outstanding shares. In a stock split, no part of retained earnings should be transferred to capital stock or additional paid-in capital, other than as required by state law. Instead, the number of shares of stock outstanding is increased and the par value per share is decreased accordingly (ARB 43, Ch. 7B, paras. 11 and 13-16). (Move to SEC comment letter) All references in the accompanying financial statements to the number of common shares and per share amounts for 1999 and 1998 have been restated to reflect the stock splits.


NOTE 15 - STOCK OPTIONS AND WARRANTS

Stock Options Granted to Employees

The Company established the 1999 Stock Option Plan (the Plan) effective January 2, 1999 which provides for the issuance of qualified options to all employees and non-qualified options to consultants and other service providers. The Company has reserved 1,000,000 shares of common stock for issuance under the Plan. The Company granted 290,000 options under the Plan as of September 30, 1999. The range of exercise prices were from $2.50 to $10.00. The options may be exercised no later than three years


                                                                             F14

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

from the date of issuance. The weighted average fair value of share of options granted by the Company as of September 30, 1999 was $5.97. None of these options have been exercised to date.

A summary of the status of stock options issued by the Company as of September 30, 1999 is presented in the following table. There were no options issued or outstanding at September 30, 1998.

                                                        Weighted
                                                         Average
                                                        Exercise
                                        Number of      Price Per
                                        Shares         Share
                                        ------         ---------
Outstanding at beginning of period              -          -
Granted                                   290,000      $5.97
Exercised                                       -          -
Canceled                                        -          -
                                        ---------      -----

Outstanding at end of period              290,000      $5.97
                                        =========

Exercisable at end of period              290,000      $5.97
                                        =========

The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS 123 in accounting for its stock-based compensation plan under APB No. 25; however the Company has computed for pro forma disclosure purposes, the value of all options granted during the period ended September 30, 1999 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows. No options were granted in year 1998.

                                          Nine months ended
                                          September 30, 1999
                                          ------------------
Risk-free interest rate                   6.00%
Expected dividend yield                   0.00%
Expected Lives                            3.00
Expected volatility                       0.00


                                                                             F15

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

The following table sets forth additional information about stock options outstanding at September 30, 1999:


                              Weighted
            Number            Avg.             Weighted          Number
Range of    Outstanding       Remaining        Avg.              Exercisable
Exercise    as of             Contractual      Exercise          as of
Prices      Sep 30, 1999      Life             Price             Sep 30, 1999
--------    ------------      -----------      --------          ------------


$ 2.50      156,000           1.61 years       $ 2.50            156,000
$10.00      134,000           2.91 years       $10.00            134,000
            -------           ----                               -------
            290,000           2.21 years                         290,000
            =======           ====                               =======

There is no readily available trading market for the common stock of the Company. The options to purchase the common stock have been valued at the price at which the options were granted.

Stock Warrants Granted in Exchange for Services

During 1999, the Company granted warrants to purchase 227,180 shares of common stock at the price of $2.50 per share in exchange for legal, financial and operational consulting services. These warrants will expire by March, 2003.


NOTE 16 - EARNINGS PER SHARE

Earnings per share is based on the weighted average number of shares of common stock and common stock outstanding during the period. Earnings per share is computed using the treasury stock method. Had the stock options and warrants (See Note 15) been exercised as of September 30, 1999, earnings per share as of September 30, 1999 would have been $0.165, fully diluted.


NOTE 17 - LEASE COMMITMENTS

The Company leased facilities from an officer/shareholder on a month-to-month basis until July 31, 1999. The lease required monthly payments of $2,697 including utilities and maintenance.

Commencing August 15, 1999 the Company leases its office facilities for $6,030 per month. Rental increases occur every three months for the first year. Thereafter the monthly rental is $11,555. Taxes, insurance and maintenance shall be billed when due.


                                                                             F16

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 17 - LEASE COMMITMENTS (Continued)

As of September 30, 1999, the minimum commitments under these leases are as follows:

              December 31,                      Amount
              ------------                     ---------
                 1999                          $ 34,665
                 2000                           117,545
                 2001                           143,410
                 2002                           142,560
                 2003                           142,560
                 2004                            92,440
                                               --------
                 Total                         $673,180
                                               ========

Rent expense for nine months ended September 30, 1999 and 1998 was $15,104 and $23,217, respectively.


NOTE 18 - RELATED PARTY TRANSACTIONS

The Company acquired businesses from related parties(See Note 3). The Chairman was a co-founder of On-Line Bedding Corporation, which was acquired by the Company from the parents of the Chairman. This transaction was accounted for as a combination of related party interest, and the excess cost over the net assets acquired are treated as a dividend to the related party.

The Company acquired PPI Capital Corp. (a shell corporation) from the Chairman of the Board of Directors. This transaction was accounted for as a dividend.

As of September 30, 1999, the Company had a note receivable from the Chairman, in the amount of $935,000, and a note payable from a shareholder, in the amount of $60,788, payable at 8.25% per annum. The notes are due and payable by December 6 and December 31, 1999,respectively.

The Company leased facilities from an officer/shareholder on a month-to-month basis until July 31, 1999. The lease required monthly payments of $2,697 including utilities and maintenance.

As of September 30, 1999, the Company issued 78,000 shares of its common stock to employees as a signing bonus of $495,000. The compensation was expensed.


                                                                             F17

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 19 - YEAR 2000

The year 2000 issue affects the company's internal systems, including IT systems. The Company has assessed the readiness of its critical systems for handling the year 2000. Testing and remediation of all systems has been completed. Management believes that all critical systems are year 2000 compliant. The financial impact of making the replacements and modifications to the Company's systems was not material to the Company's financial position or results of operations. Management does not rely on outside vendors for any products or services that would adversely affect the Company's ability to function, should those outside vendor's products or services not be Year 2000 compliant.


NOTE 20 - SUBSEQUENT EVENTS

On November 10, 1999, a request for the return of stock received by Circle Group Internet, Inc. for services provided was received from a client company. The Company believes that the request is without merit and will vigorously defend and forthcoming legal action. Management and management's counsel currently believes that resolving the matter will not have a material adverse impact on the Company's financial position or its results of operations.

On November 12, 1999, the Company acquired, from a non-affiliated third party, 100% of the issued and outstanding stock of CIG Securities, Inc. (a broker-dealer in Florida) for $35,000. This transaction will be allocated or as a purchase, and accordingly, the purchase price was allocated to the net assets acquired based on their fair market values. The cost in excess of net assets acquired will be capitalized as goodwill.

In November 1999 CIG Securities lent $2,000,000 to an unaffiliated third party. Under the terms of a 12% Convertible Promissory Note, the loan bears interest at 12% per annum. The principal and any accrued but unpaid interest are due in full on the earlier of the date on which the borrower receives at least $5,000,000 in gross proceeds through the sale of its securities in a pending private placement or April 30, 2000. CIG Securities has entered into a separate agreement with the borrower to act as the borrower's exclusive placement agent in the best efforts private placement. The loan is secured by a first mortgage on certain real property owned by the borrower, and the borrower granted CIG Securities a security interest in and to any of its


                                                                             F18

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 20 - SUBSEQUENT EVENTS (Continued)

otherwise unencumbered assets. At the option of CIG Securities, the principal and interest due under the 12% Convertible Promissory Note are convertible into shares of the borrower' common stock at a conversion price of $4.00 per share. There is no public market for the borrower's securities.





                                                                             F19

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                   Sep 30,1999       Dec 31,1998
                                                                      (Proforma)
ASSETS
Current Assets
   Cash                                             $10,921,121       $1,048,293
   Restricted Cash                                    1,097,000                0
   Accounts Receivable                                  142,952           40,051
   Note Receivable - Chairman                           935,000                0
   Employee Loans and Advances                           32,120                0
   Inventory                                            129,761           46,328
   Prepaid and Others                                    50,753           10,181
                                                    -----------       ----------

   Total Current Assets                              13,307,707        1,144,853
                                                    -----------       ----------

Property & Equipment, net                               614,124           25,904
                                                    -----------       ----------

Other Assets
   Investments - Stocks for Services                  3,783,000                0
   Other Investments                                    500,000                0
   Other Assets                                          76,771              770
                                                    -----------       ----------

   Total Other Assets                                 4,359,771              770
                                                    -----------       ----------

TOTAL ASSETS                                        $18,281,602       $1,171,527
                                                    ===========       ==========


                                                                             F20

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                    Sep 30,1999     Dec 31,1998
                                                                    (Pro forma)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Accounts Payable and Accrued Expenses            $   269,736     $   152,600
   Income Tax Payable                                   965,659           5,951
   Line of Credit                                       500,000               0
   Note Payable-Shareholder                              60,788               0
                                                    -----------     -----------

   Total Current Liabilities                          1,796,183         158,551
                                                    -----------     -----------

Long-Term Liabilities                                         0               0
                                                    -----------     -----------

   Total Liabilities                                  1,796,183         158,551
                                                    -----------     -----------

Stockholders' Equity
   Common Stock, $.00005 par value;
    50,000,000 shares authorized;
    9,837,180 shares issued and outstanding
    in 1999 and 7,751,340 in 1998                           492             387
   Paid in Capital                                   16,115,211       2,187,886
   Retained Earnings                                  1,343,932        (156,251)
   Dividend                                            (974,216)     (1,019,046)
   Minority Interest - PPI                                    0               0
                                                    -----------     -----------

   Total Stockholders' Equity                        16,485,419       1,012,976
                                                    -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS'
   EQUITY                                           $18,281,602     $ 1,171,527
                                                    ===========     ===========


                                                                             F21

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)


                                                    Nine Months      Twelve Mos.
                                                       Ended            Ended
                                                    Sep 30,1999      Dec 31,1998
                                                                     (Pro forma)

Sales                                               $3,765,618       $1,212,046

Cost of Sales                                          522,946          649,596
                                                    ----------       ----------

Gross Profit                                         3,242,672          562,450

Operating Expenses                                   2,087,583          532,220
                                                    ----------       ----------

Income (Loss) from Operations                        1,155,089           30,230

Other Income (Expenses)                              1,300,739         (278,014)
                                                    ----------       ----------

Income (Loss) Before Taxes                           2,455,828         (247,784)

Minority Interest - PPI                                      0              280

Provision for Income Taxes                             955,645                0
                                                    ----------       ----------

Net Income (Loss)                                   $1,500,183       $ (247,504)
                                                    ==========       ==========


Earnings per share - Primary                        $    0.175       $  (0.0033)
                                                    ==========       ==========

Earnings per share - Fully Diluted                  $    0.165       $  (0.0033)
                                                    ==========       ==========

Weighted Average Number of Common Shares
Outstanding                                          8,595,310        7,432,328
                                                    ==========       ==========


                                                                             F22

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                    Nine Months      Twelve Mos.
                                                      Ended             Ended
                                                    Sep 30,1999      Dec 31,1998
                                                                     (Pro forma)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                                 $ 1,500,183       $247,504)
  Adjustments to reconcile net income to
   net cash provided by operating activities:
    Depreciation                                         32,544         16,130
    Compensation-stock, signing bonus                   495,000              0
    Paid-in Capital for Officers' Compensation                0        104,980
    Unrealized Gain on Investments                   (1,044,000)             0
    Loss on Disposal of Assets                                0          6,464
    Shareholders' Draw on disposal of Assets                  0         67,312
    Minority Interest                                         0           (280)
    (Increase) Decrease in:
      Accounts Receivable                               (60,661)        30,724
      Employee Loans                                    (32,120)             0
      Inventory                                         (77,547)        (4,891)
      Prepaid and Others                                (40,572)        (4,294)
      Investments - Stocks for Services              (2,739,000)             0
      Deposits                                          (76,001)             0
    Increase (Decrease) in:
      Accounts Payable & Accrued Expenses               151,159         66,256
      Income Taxes Payable                              946,448         (3,889)
                                                    -----------       --------

Net cash provided (used) by operating activities       (944,567)        31,008
                                                    -----------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                   (620,764)       (16,978)
  Restricted Cash                                    (1,097,000)             0
  Other Investments                                    (500,000)             0
                                                    -----------       --------

Net cash (used) by investing activities              (2,217,764)       (16,978)
                                                    -----------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Line of Credit                          500,000              0
  Proceeds from sales of stock                       13,432,430        982,750
  Note Receivable - Chairman                           (935,000)             0
  Note Payable - Shareholder                             70,178        (16,578)


                                                                             F23

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                                   (Unaudited)
                    For Nine Months Ended September 30, 1999


                                                    Nine Months      Twelve Mos.
                                                      Ended            Ended
                                                    Sep 30,1999      Dec 31,1998
                                                                     (Pro forma)

Dividend Paid                                           (20,000)        (20,000)
                                                    -----------      ----------

Net cash provided by financing activities            13,047,608         946,172
                                                    -----------      ----------

NET INCREASE (DECREASE) IN CASH                       9,885,277         960,202

CASH BALANCE AT BEGINNING OF PERIOD                   1,034,844          88,091
                                                    -----------      ----------

CASH BALANCE AT END OF PERIOD                       $10,920,121      $1,048,293
                                                    ===========      ==========

SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest                            $         0      $        0
                                                    ===========      ==========

  Cash paid for income taxes                        $     9,241      $    7,907
                                                    ===========      ==========

  Noncash investing and financing activities:
     Issuance stock for signing bonuses             $   495,000      $        0
                                                    ===========      ==========

     Issuance stock for acquisition of a
       business from a related party                $ 1,000,000      $1,000,000
                                                    ===========      ==========

     Dividend incurred for the excess of
       cost over the net assets acquired            $   954,214      $  999,046
                                                    ===========      ==========

     Paid-in Capital for Officers' Compensation     $         0      $  104,980
                                                    ===========      ==========


                                                                             F24

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 1 - GENERAL

Circle Group Internet, Inc. (the "Company") is an Internet company with e-finance, business-to-business and e-tailer divisions.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual basis of accounting for financial reporting, in accordance with generally accepted accounting principles.

Presentation of Interim Information

In the Opinion of the management of Circle Group Internet, Inc. & Subsidiaries (the Company), the accompanying unaudited consolidated financial statements include all normal adjustments considered necessary to present fairly the financial positions as of September 30, 1999, and the results of operations and cash flows for the nine months then ended. Interim results are not necessarily indicative of results for a full year.

The accompanying pro forma condensed consolidated financial statements as of December 31, 1998 illustrate the effect of the acquisitions ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of December 31, 1998 is based on the historical balance sheets of the Company, "HOS" and "PPI" as of that date and assumes the acquisitions took place on that date. The condensed consolidated statements of income and cash flows for the year ended December 31, 1998 are based on the historical statements of income of the Company, "HOS" and "PPI" for that period. The pro forma condensed consolidated statements of income and cash flows assume the acquisitions took place on January 1, 1998, and "HOS" as if a C-corporation.

Principle of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Circle Group Internet, Inc. (the "Company") and its subsidiaries, On-Line Bedding Corporation and PPI Capital Corp. The accompanying condensed consolidated income statement and cash flows include only the subsidiaries' earnings since the date of acquisition. All significant intercompany balances, transactions and stockholdings have been eliminated.


                                                                             F25

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Acquisitions

The condensed consolidated financial statements include the net assets of businesses purchased at their book value at the acquisition date. The excess of acquisition costs over the book value of net assets acquired is included in and has been recorded as a dividend, due to the transactions occurring between related parties.

Use of Estimate

In preparing condensed financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue from sales is recognized when the products are shipped and/or the services are performed.

Accounts Receivable

No allowance for uncollectible accounts has been provided. Management has evaluated all accounts and they are all collectible. There was no bad debt expense for nine months ended September 30, 1999 nor for year ended December 31, 1998.

Inventories

Costs incurred for materials and shipping are capitalized as inventory and charged to cost of sales when revenue is recognized. Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.

Fixed Assets

Fixed assets are stated at cost. Depreciation is calculated on the accelerated method over the estimated useful lives of the assets. Total depreciation expense for nine months ended September 30, 1999 was $32,544, and for year ended December 31, 1998 was $16,130.


                                                                             F26

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments - Stock Received for Services

The Company receives a combination of cash and common stock as compensation from its client companies for its web design and business-to-business consulting services. The valuation process used by the Company is as follows:

a) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

b) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. The Company assumes that the liquidity issues relating to the shares are factored into the private placement offering/sale price.

c) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued based upon the value placed on like companies in the same or similar industry with a reduction in value applied in recognition of the illiquidity of the shares.

Investments - Stock Received for Services

The Company evaluates monthly the carrying value of each investment in the companies for a possible increase or decrease in value based on the market conditions, for a traded security, or other changes in the issuer for securities in which no trading market exists. Factors considered by the Company in evaluating the carrying value of investments for which no trading market exists includes subsequent private placements by the issuers, achievement of business plan objectives and milestones, the financial condition and prospects for the client company, management team, major contracts, and other valuation factors.

Investments will be valued on a quarterly basis. The increased/decreased valuation will flow through the income statement, as non-operating income/loss on investments. Per Paragraph 20 of APB No. 29 and SFAS 121, certain of these investments may not be able to be liquidated because of the lack of a readily available trading market. Those investments will be written down accordingly.


                                                                             F27

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statement of Cash Flows

The Company prepares its statement of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95. For purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company and its subsidiaries will file a consolidated federal income tax return. The subsidiaries provide for income taxes on a separate-return basis and remit to or receive from the Company amounts currently payable or receivable. Income taxes have been provided using the liability method in accordance with Financial Accounting Standards Board Statement No. 109.

Deferred income taxes are provided on temporary difference between book and tax income, arising primarily from the recognition of depreciation methods and periods, and officers' compensation. As of September 30, 1999 and December 31, 1998, the Company had a deferred tax asset of $10,181 and $10,181, respectively.

NOTE 3 - ACQUISITION OF BUSINESS

On January 29, 1999, the Company acquired 100% of the issued and outstanding stock of On-Line Bedding Corporation (FKA Hos-Pillow Corporation, an Illinois corporation) from a related party, in exchange for 400,000 shares of the Company's common stock. The acquisition of On-Line Bedding Corporation has been accounted for as a combination of related party interest and the results of operations of On-Line Bedding are included in the historical financial statements from the date of acquisition.

Aggregate purchase price, 400,000 shares of
 common stock @ $2.50 per share                              $1,000,000
                                                             ----------

Less: Net assets acquired
      Working Capital                                            45,016
      Property and equipment                                          0
      Other                                                         770
                                                             ----------
         Total                                                   45,786
                                                             ----------

Excess of purchase price over net assets acquired            $  954,214
                                                             ==========


                                                                             F28

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 3 - ACQUISITION OF BUSINESS (Continued)

This transaction was treated as a combination of related party interest, not a purchase combination. The excess cost over the book value, of 954,214, was treated as a dividend to the related party.

On February 1, 1999, the Company acquired 80% or 3,200,000 issued and outstanding common shares of PPI Capital Corp. (a shell corporation), from a related party, the Chairman of the Board of Directors, for $20,000. This transaction was also accounted for as a dividend, with the assets and liabilities assumed recorded at book values.

NOTE 4 - INVESTMENTS

As of September 30, 1999, Investments in stock received for services totaled $3,783,000, and the unrealized gain on these investments was $1,044,000, stated as follows:

                              No. of
Date of                       shares      Fair Value     Valuation         Revenue       Unrealized
Valuation     Entity          Received     at 9/30/99      Method          Booked        Gain(Loss)

3/23/99     Company I*        272,000     $  272,000          b          $  272,000      $        0
6/30/99     Company I         544,000                         b                   0         544,000
5/7/99      Company II**      250,000        500,000          b             5O0,000               0
9/30/99     Company II        500,000                         b                   0         500,000
4/27/99     Company III        60,000         75,000          c              75,000               0
5/28/99     Company IV         90,000        180,000          b             180,000               0
9/30/99     Company V         160,000        352,000          c             352,000
9/30/99     Company VI        340,000      1,360,000          b           1,360,000
                              -------     ----------                     ----------      ----------

            Total           1,172,000     $3,783,000                     $2,739,000      $1,044,000
                            =========     ==========                     ==========      ==========

(*)Stock received from Company I was initially booked as revenue at a valuation of $1.00 per share based on the last sale price in a prior private placement. Subsequently, the company initiated another private placement where shares are currently being sold at $3.00 per share. CIG Securities, Inc. acted as placement agent for this offering. The $2.00 increase in share price is reflected at 6/30/99 in the above table.
(**)Stock received from Company II was initially booked as revenue at a valuation of $2.50 per share based on the last sale price in a prior private placement. Subsequently, the company initiated another private placement where the offering is 44% subscribed at $5.00 per share. The placement agent was an unaffiliated third party. The $2.50 increase in share price is reflected at 9/30/99 in the above table.


                                                                             F29

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 4 - INVESTMENTS (Continued)

The valuation method used by the Company for each investment above is as follows:

a) Common stock received from a client company that is trading on an exchange, is valued based upon the closing price on the day of receipt of the shares of the stock.

b) Common stock received in a transaction from a client company where there has been no prior public offering, but whose shares have been offered and sold in a private placement within the last 90 days, is valued based upon the last sale price of shares in the private placement. The Company assumes that the liquidity issues relating to the shares are factored into the private placement offering/sale price.

c) Common stock received in a transaction from a client company where there has been no public or private placement offering, is valued based upon the value placed on like companies in the same or similar industry with a reduction in value applied in recognition of the illiquidity of the shares.

NOTE 5 - OTHER INVESTMENTS

In September 1999, the Company invested in an unregistered corporate preferred stock. These convertible preferred securities are convertible into the common shares and are reported at fair value, with the unrealized gains and losses included in non-operating income. As of September 30, 1999, these securities had a fair value of $500,000, with no unrealized gain or loss. The securities carry demand and piggyback registration rights as of October 15, 1999. At December 31, 1998, the Company did not have an investment in securities.

NOTE 6 - RESTRICTED CASH

Restricted cash represents the encumbered portion of a certificate of deposit set aside for securing a line of credit (See Note 9).

NOTE 7 - NOTE RECEIVABLE - CHAIRMAN

The Company loaned the Chairman of the Board the sum of $935,000. This loan was approved by the Board of Directors and is evidenced by a secured promissory note and first mortgage on a residence. The loan shall be paid in full by December 6, 1999. Interest at 8.00% per annum is payable monthly. The collateral for the loan exceeds the face amount of the loan. This loan is being refinanced with an outside lending institution, and will become a personal obligation of the Chairman.


                                                                             F30

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 8 - NOTE PAYABLE - SHAREHOLDER

As of September 30, 1999, On-Line Bedding had a note payable to the President of On-Line Bedding in the amount of $60,788, payable at 8.25% per annum, due and payable by December 31, 1999.

NOTE 9 -  LINE OF CREDIT

The Company has a line of credit with a bank in the amount of $1,000,000. The line carries a variable rate of interest (7.09% at September 30, 1999), matures on June 15, 2000 and requires monthly interest payments. As of September 30, 1999, the Company owes $500,000 against the line. The loan is secured by a certificate of deposit in excess of the line of credit.

NOTE 10 - PROVISION FOR INCOME TAXES

Provision for Income Taxes as of September 30, 1999 consist of:

               Federal                                          $783,737
               State                                             171,908
                                                                --------

               Total                                            $955,645
                                                                ========

NOTE 11 - REGULATION A OFFERING

In January 1999, the Company completed a self-underwritten offering of 1,000,000 shares of its common stock at $2.50 per share, pursuant to Regulation A of the Securities Act of 1933 as amended, resulting in gross proceeds of $2,500,000.

NOTE 12 - REGULATION D OFFERING - FIRST

In March 1999, the Company completed a private placement offering of 154,480 shares of its common stock at $2.50 per share or an aggregate of $386,200 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.



                                                                             F31

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 13 - REGULATION D OFFERING - SECOND

The Company completed another private placement offering of 1,213,800 shares of its common stock at $10 per share or an aggregate of $12,138,000 pursuant to Rule 506 of Regulation D of the Securities Act of 1933 as amended.

Total expenses related to the offerings were $132,065.

NOTE 14 - STOCK SPLITS

On July 22, 1999, the Board of Directors declared a split of the outstanding and issued stock from each one(1) share into two(2) shares, thereby increasing the number of issued and outstanding shares to 9,811,480, and decreasing the par value of each share to $0.00005. According to GAAP, stock splits refer to stock dividends that generally are in excess of 20 to 25% of currently outstanding shares. In a stock split, no part of retained earnings should be transferred to capital stock or additional paid-in capital, other than as required by state law. Instead, the number of shares of stock outstanding is increased and the par value per share is decreased accordingly (ARB 43, Ch. 7B, paras. 11 and 13-16). All references in the accompanying financial statements to the number of common shares and per share amounts for 1999 and 1998 have been restated to reflect the stock splits.

NOTE 15 - STOCK OPTIONS AND WARRANTS

Stock Options Granted to Employees

The Company established the 1999 Stock Option Plan (the Plan) effective January 2, 1999 which provides for the issuance of qualified options to all employees and non-qualified options to consultants and other service providers. The Company has reserved 1,000,000 shares of common stock for issuance under the Plan. The Company granted 290,000 options under the Plan as of September 30, 1999. The range of exercise prices were from $2.50 to $10.00. The options may be exercised no later than three years from the date of issuance. The weighted average fair value of share of options granted by the Company as of September 30, 1999 was $5.97. None of these options have been exercised to date.

A summary of the status of stock options issued by the Company as of September 30, 1999 is presented in the following table. There were no options issued or outstanding at December 31, 1998.


                                                                             F32

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)


                                                                    Weighted
                                                                    Average
                                                                    Exercise
                                                     Number of      Price Per
                                                     Shares         Share
                                                     ------         -----
Outstanding at beginning of period                         -
Granted                                               290,000        $ 5.97
Exercised                                                   -             -
Canceled                                                    -             -
                                                      -------        ------

Outstanding at end of period                          290,000        $ 5.97
                                                     ========        ======

Exercisable at end of period                          290,000        $ 5.97
                                                     ========        ======

The Company accounts for equity-based instruments issued or granted to employees using the intrinsic method as prescribed under APB No. 25 Accounting for Stock Issued to Employees.

During 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), which defines a fair value based method of accounting for stock options or similar equity instruments. The Company has elected to adopt the disclosure-only provisions of SFAS 123 in accounting for its stock-based compensation plan under APB No. 25; however the Company has computed for pro forma disclosure purposes, the value of all options granted during the period ended September 30, 1999 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 and the weighted average assumptions as follows. No options were granted in year 1998.

                                                            Nine months ended
                                                            September 30, 1999
                                                            ------------------
Risk-free interest rate                                           6.00%
Expected dividend yield                                           0.00%
Expected Lives                                                    3.00
Expected volatility                                               0.00


                                                                             F33

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 15 - STOCK OPTIONS AND WARRANTS (Continued)

The following table sets forth additional information about stock options outstanding at September 30, 1999:



                               Weighted
             Number            Avg.             Weighted     Number
Range of     Outstanding       Remaining        Avg.         Exercisable
Exercise     as of             Contractual      Exercise     as of
Prices       Sep 30, 1999      Life             Price        Sep 30, 1999
-------      ------------      -----------      --------     ------------


$ 2.50         156,000         1.61 years        $ 2.50        156,000
$10.00         134,000         2.91 years        $10.00        134,000
               -------         ----                            -------

               290,000         2.21 years                      290,000
               =======         ====                            =======

There is no readily available trading market for the common stock of the Company. The options to purchase the common stock have been valued at the price at which the options were granted.

Stock Warrants Granted in Exchange for Services

During 1999, the Company granted warrants to purchase 227,180 shares of common stock at the price of $2.50 per share in exchange for legal, financial and operational consulting services. These warrants will expire by March, 2003.

NOTE 16 - EARNINGS PER SHARE

Earnings per share is based on the weighted average number of shares of common stock and common stock outstanding during the period. Earnings per share is computed using the treasury stock method. Had the stock options and warrants (See Note 15) been exercised as of September 30, 1999, earnings per share as of September 30, 1999 would have been $0.165, fully diluted.

NOTE 17 - LEASE COMMITMENTS

The Company leased facilities from an officer/shareholder on a month-to-month basis until July 31, 1999. The lease required monthly payments of $2,697 including utilities and maintenance.


                                                                             F34

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 17 - LEASE COMMITMENTS (Continued)

Commencing August 15, 1999 the Company leases its office facilities for $6,030 per month. Rental increases occur every three months for the first year. Thereafter the monthly rental is $11,555. Taxes, insurance and maintenance shall be billed when due.

As of September 30, 1999, the minimum commitments under these leases are as follows:

                          December 31,                    Amount
                         -------------                   -------
                             1999                        $ 34,665
                             2000                         117,545
                             2001                         143,410
                             2002                         142,560
                             2003                         142,560
                             2004                          92,440
                                                         --------

                             Total                       $673,180
                                                         ========

Rent expense for nine months ended September 30, 1999 and for year ended December 31, 1998 was $15,104 and $34,635, respectively.

NOTE 18 - RELATED PARTY TRANSACTIONS

The Company acquired businesses from related parties(See Note 3). The Chairman was a co-founder of On-Line Bedding Corporation, which was acquired by the Company from the parents of the Chairman. This transaction was accounted for as a combination of related party interests, and the excess cost over the net assets acquired are treated as a dividend to the related party.

The Company acquired PPI Capital Corp. (a shell corporation) from the Chairman of the Board of Directors. This transaction was accounted for as a dividend.

As of September 30, 1999, the Company had a note receivable from the Chairman, in the amount of $935,000, and a note payable from a shareholder, in the amount of $60,788, payable at 8.25% per annum, the notes are due and payable by December 6 and December 31, 1999, respectively.



                                                                             F35

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 18 - RELATED PARTY TRANSACTIONS (Continued)

The Company leased facilities from an officer/shareholder on a month-to-month basis until July 31, 1999. The lease required monthly payments of $2,697 including utilities and maintenance.

As of September 30, 1999, the Company issued 78,000 shares of its common stock to employees as a signing bonus of $495,000. The compensation was expensed.

NOTE 19 - YEAR 2000

The year 2000 issue affects the company's internal systems, including IT systems. The Company has assessed the readiness of its critical systems for handling the year 2000. Testing and remediation of all systems has been completed. Management believes that all critical systems are year 2000 compliant. The financial impact of making the replacements and modifications to the Company's systems was not material to the Company's financial position or results of operations. Management does not rely on outside vendors for any products or services that would adversely affect the Company's ability to function, should those outside vendor's products or services not be Year 2000 compliant.

NOTE 20 - SUBSEQUENT EVENTS

On November 10, 1999, a request for the return of stock received by Circle Group Internet, Inc. for services provided was received from a client company. The Company believes that the request is without merit. The company has valued the stock received in this transaction at $1,000,000.

In November, 1999, the Company acquired, from a non-affiliated third party, 100% of the issued and outstanding stock of CIG Securities, Inc. (a broker-dealer in Florida) for $35,000. This transaction will be allocated as a purchase, and accordingly, the purchase price will be allocated to the net assets acquired based on their fair market values. The cost in excess of net assets acquired will be capitalized as goodwill.


                                                                             F36

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 20 - SUBSEQUENT EVENTS (Continued)

In November 1999 the Board of Directors of Circle Group Internet, Inc, approved the transfer of $2,000,000 to CIG Securities, Inc. for the purpose of capitalizing a Bridge Loan Financing Fund. CIG Securities loaned $2,000,000 to an unaffiliated third party, under the terms of a 12% Convertible Promissory Note, which bears interest at 12% per annum. The principal and any accrued but unpaid interest are due in full on the earlier of the date on which the borrower receives at least $5,000,000 in gross proceeds through the sale of its securities in a pending private placement or April 30, 2000. CIG Securities has entered into a separate agreement with the borrower to act as the borrower's exclusive placement agent in the best efforts private placement. The loan is secured by a first mortgage on certain real property owned by the borrower, and the borrower granted CIG Securities a security interest in and to any of its otherwise unencumbered assets.

At the option of CIG Securities, the principal and interest due under the 12% Convertible Promissory Note are convertible into shares of the borrower' common stock at a conversion price of $4.00 per share. There is no public market for the borrower's securities.


                                                                             F37

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                                December 31, 1998



ASSETS
------
                             "CGI"         "HOS"       "PPI"    Adjustments    Pro Forma
                           ----------    --------    --------   -----------    ---------
Cash                       $1,031,532    $ 36,761    $      0   (20,000) (2)  $1,048,293

Accounts Receivable                 0      40,051           0                     40,051

Inventory                           0      46,328           0                     46,328

Deferred Tax Assets            10,181           0           0                     10,181
                           ----------    --------    --------                  ---------

Total Current Assets        1,041,713     123,140           0                  1,144,853

Property & Equipment, net      25,904           0           0                     25,904

Other                               0         770           0                        770
                           ----------    --------    --------                  ---------

TOTAL                      $1,067,617    $123,910    $      0                 $1,171,527
                           ==========    ========    ========                 ==========

  LIABILITIES AND
STOCKHOLDERS' EQUITY
--------------------

Accounts Payable &
 Accrued Expenses          $   31,500    $121,100    $      0                 $  152,600

Income Tax Payable              4,095       1,856           0                      5,951
                           ----------    --------    --------                  ---------

Total Current Liabilities      35,595     122,956           0                    158,551

Stockholders' Equity        1,032,022         954           0    999,046 (1)   2,032,022
                                                                         (2)

Dividend Paid                       0           0           0   (999,046)(1)  (1,019,046)
                                                                 (20,000)(2)
Minority Interest                   0           0           0            (2)           0
                           ----------    --------    --------                  ---------

TOTAL                      $1,067,617    $123,910    $      0                 $1,171,527
                           ==========    ========    ========                 ==========


                                                                             F38

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                                   (Unaudited)
                          Year Ended December 31, 1998

                              "CGI"       "HOS"       "PPI"    Adjustments     Pro Forma
                           ---------    --------    --------   -----------     ---------
Sales                       $338,333    $873,713    $      0                  $1,212,046

Cost of Sales                      0     649,596           0                     649,596
                           ---------    --------    --------                   ---------

Gross Profit                 338,333     224,117           0                     562,450

Operating Expenses           435,287      95,533       1,400                     532,220
                           ---------    --------    --------                   ---------

Income (Loss) from
 Operations                  (96,954)    128,584      (1,400)                     30,230

Other Income (Expenses)        1,443      (3,748)          0  (275,709) (3)     (278,014)
                           ---------    --------    --------                  ----------

Income (Loss) Before Taxes   (95,511)    124,836      (1,400)                   (247,784)

Provision for Income Taxes         0       1,856           0    (1,856) (4)            0

Minority Interest in
  PPI Capital Corp.                0           0           0       280  (5)          280
                           ---------    --------    --------                  ----------

Net Income (Loss)           $(95,511)   $122,980   ($  1,400)                 $ (247,504)
                           =========    ========    ========                  ==========

Earnings per share          $(0.014)                                          $   (0.033)
                           =========                                          ==========

Weighted Average Shares
 of Outstanding            7,032,328                                           7,432,328
                           =========                                          ==========


                                                                             F39

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Unaudited)


NOTE 1 - ACQUISITION OF BUSINESS


On January 29, 1999, Circle Group Internet, Inc. ("the Company" or "CGI") acquired all the issued and outstanding shares of common stock of Hos-Pillow Corporation ("HOS", an Illinois S-corporation) in exchange for 400,000 shares of the Company's common stock, which will be issued before year end of 1999. The acquisition will be accounted for as a combination of related party interests. The excess cost over the book value will be treated as a dividend to the related party, and the results of HOS's operations included in the Company's consolidated financial statements from the date of acquisition. In connection with the acquisition, HOS elects to terminate its S-corporation status in 1999.


On February 1, 1999, the Company acquired 3,200,000 shares of the common stock, or 80% of the issued and outstanding capital stock of PPI Capital Corp. ("PPI", FKA Pain Prevention, Inc., a shell corporation in the Illinois state) for a cash purchase price of $20,000. The acquisition will be accounted for as a dividend.

The accompanying condensed consolidated financial statements illustrate the effect of the acquisitions ("Pro Forma") on the Company's financial position and results of operations. The condensed consolidated balance sheet as of December 31, 1998 is based on the historical balance sheets of the Company, "HOS" and "PPI" as of that date and assumes the acquisitions took place on that date. The condensed consolidated statements of income for the year ended December 31, 1998 are based on the historical statements of income of the Company, "HOS" and "PPI" for that period. The pro forma condensed consolidated statements of income assume the acquisitions took place on January 1, 1998, and "HOS" as if a C-corporation.

NOTE 2 - The pro forma adjustments to the condensed consolidated balance sheet are as follows:

(1) To reflect the acquisition of Hos-Pillow Corporation ("HOS") on the basis of the book value of the assets acquired and liabilities assumed:

         Issuance 400,000 shares of CGI's stock
          at $2.50 per share                          $1,000,000
         Eliminate stockholders' equity of HOS              (954)
                                                      ----------


            Cost in excess of net assets acquired,
             Treated as Dividend                      $  999,046
                                                      ==========


                                                                             F40

                  CIRCLE GROUP INTERNET, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (Unaudited)


NOTE 2 - The pro forma adjustments to the condensed consolidated balance sheet are as follows: (Continued)

(2) To reflect the acquisition of PPI Capital Corp. ("PPI") on the basis of the book value of the assets acquired and liabilities assumed:

             Total purchase price in cash                 $ 20,000
             Less: Dividend Paid                           (20,000)
             Less: 80% of PPI's stockholders equity              0
                                                          --------

             Cost in excess of net assets acquired        $      0
                                                          ========

NOTE 3 - The pro forma adjustments to the condensed consolidated statements of income are as follows:

(3)      Adjustment to Other Expenses:
             Treatment of shareholders' distributions
              as officers' compensation, assume "HOS" as
              if a C-corporation.                         $275,709
                                                          ========

(4) To adjust tax expense to reflect the income tax effect at the Company's effective tax rate of the pro forma adjustments to income before income taxes after consideration of the following:

         (a.) HOS was a C-corporation in 1998.

         (b.) PPI's fiscal year ended on December 31st.

(5)      To reflect minority interest of PPI Capital Corp. as of December 31,
         1998:

             Net Loss $1,400 * 20% minority interest = $280
                                                       ====

NOTE 4: RELATED PARTY TRANSACTIONS


The Company acquired both businesses from related parties. The Chairman of the Board had been a co-founder of the business, and "Hos" was acquired by the Company from the parents of the Chairman. "PPI" was acquired from the Chairman. The acquisitions will be treated as a combination of related party interests, and accordingly, the cost in excess of net assets acquired will be treated as a dividend to the related party.


                                                                             F41

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Circle Group Internet, Inc.

I have audited the accompanying balance sheet of Circle Group Internet, Inc. (an Illinois corporation) as of December 31, 1998 and 1997, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted this audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Circle Group Internet, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Operations commenced January 1, 1997.




Pasadena, CA
March 8, 1999

(Except for Notes 1 & 3, the date is October 6, 1999, and Except for Notes 2,4,6
 & 8, the date is November 24, 1999)


                                                                             F42

                           CIRCLE GROUP INTERNET, INC.
                            BALANCE SHEETS (RESTATED)
                           DECEMBER 31, 1998 and 1997


                                     ASSETS
                                               1998            1997
                                            ----------      ---------
Current Assets
  Cash                                      $1,031,532      $  36,993
  Deferred Tax Asset                            10,181          5,887
                                            ----------      ---------

  Total Current Assets                       1,041,713         42,880
                                            ----------      ---------

Fixed Assets
  Computer Equipment                            47,463         33,643
  Office Equipment                               5,366          5,256
  Office Furnishings                             8,363          8,323
                                            ----------      ---------
                                                61,192         47,222
  Less: Accumulated Depreciation               (35,288)       (23,544)
                                            ----------      ---------

  Total Fixed Assets                            25,904         23,678
                                            ----------      ---------

TOTAL ASSETS                                $1,067,617      $  66,558
                                            ==========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                               1998            1997
                                            ----------      ---------
Current Liabilities
  Accounts Payable                          $    7,500      $   2,500
  Accrued Expenses                              24,000              0
  Income Taxes Payable                           4,095          6,452
  Note Payable to Stockholder                        0         16,403
                                            ----------      ---------

  Total Current Liabilities                     35,595         25,355
                                            ----------      ---------
Long-Term Liabilities                                0              0
                                            ----------      ---------

  Total Liabilities                             35,595         25,355
                                            ----------      ---------

Stockholders' Equity
  Common Stock, $.00005 par value;
   50,000,000 shares authorized; 7,351,340
   shares issued and outstanding in 1998,
   7,000,000 shares in 1997                        367            350
  Paid-in Capital                            1,187,906         90,443
  Accumulated Deficit                         (156,251)       (60,740)
                                            ----------      ---------

  Total Stockholders' Equity                 1,032,022         41,203
                                            ----------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $1,067,617      $  66,558
                                            ==========      =========


                                                                             F43

                           CIRCLE GROUP INTERNET, INC.
              STATEMENTS OF INCOME AND RETAINED EARNINGS (RESTATED)
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                                1998           1997
                                             ---------      ---------
Sales                                        $ 338,333      $ 282,362
                                             ---------      ---------

Cost and Expenses:
  Selling Expenses - Schedule A                101,027         73,064
  Administrative Expenses - Schedule B         334,260        264,896

  Total Cost and Expenses                      435,287        337,960
                                             ---------      ---------

Income (Loss) from Operations                  (96,954)       (55,598)
                                             ---------      ---------
Other Income (Expenses)
  Interest Income                                1,732              0
  Interest Expense                                   0         (4,577)
  Penalties and Late Charge                       (289)          (565)
                                             ---------      ---------

  Total Other Income (Expenses)                  1,443         (5,142)
                                             ---------      ---------

Income (Loss) before Taxes                     (95,511)       (60,740)

Provision for Income Taxes                           0              0
                                             ---------      ---------

Net Income (Loss)                              (95,511)       (60,740)

Accumulated Deficit
  Beginning Balance                            (60,740)             0
                                             ---------      ---------

  Ending Balance                             $(156,251)     $ (60,740)
                                             =========      =========

Net Income per share                         $   0.014      $   0.009
                                             =========      =========

Weighted average shares outstanding          7,032,328      7,000,000
                                             =========      =========


                                                                             F44

                           CIRCLE GROUP INTERNET, INC.
                           SELLING EXPENSES (RESTATED)
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                                    Schedule A
                                                1998           1997
                                             ----------     ----------
SELLING EXPENSES
  Commissions                                $    4,269     $   27,290
  Entertainment                                      20              0
  Internet Connections                            5,568          8,123
  Mailings                                        4,998          3,829
  Outside Consultants                                 0          3,999
  Printing                                       14,759              0
  Research and Development                        1,356          6,844
  Service Fees                                        0          3,368
  Software                                       42,687          7,684
  Sub-Contractor Fees                            21,142         11,927
  Travel                                          6,228          6,228
                                             ----------     ----------

  Total Selling Expenses                     $  101,027     $   73,064
                                             ==========     ==========

                                                                             F45

                           CIRCLE GROUP INTERNET, INC.
                       ADMINISTRATIVE EXPENSES (RESTATED)
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                                    Schedule A
                                                1998           1997
                                             ----------     ----------
ADMINISTRATIVE EXPENSES
  Accounting                                 $   24,029     $    7,376
  Advertising                                       662              0
  Bank Charges                                    1,800              0
  Charitable Contributions                            0             73
  Depreciation                                   11,744         23,544
  Dues and Subscriptions                            125              0
  Equipment Rental                                  300              0
  Insurance                                       7,080          5,227
  Legal                                          43,005          6,169
  Maintenance                                     4,395          9,146
  Miscellaneous                                       0          8,687
  Officers' Compensation                        136,000        136,000
  Office Supplies                                22,727         17,720
  Outside Services                                  740              0
  Rent                                           25,456         32,364
  Security                                            0            576
  Stocks Fees & Promotion                        19,939              0
  Telephone                                      17,237         18,014
  Utilities                                       5,324              0
  Vehicle                                        13,697              0
                                             ----------     ----------

  Total Administrative Expenses              $  334,260     $  264,896
                                             ==========     ==========


                                                                             F46

                           CIRCLE GROUP INTERNET, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                            Common Stock      Paid-in     Retained
                         Shares      Amount   Capital     Earnings         Total
                         -------------------------------------------------------
Balance at 12/31/96              0  $    0  $        0   $       0    $        0

Issuance of stocks       3,500,000     350      11,150                    11,500

Paid in Capital for
 Officers' Compensation                         90,443     (90,443)            0

Net Income (Restated)                                       29,703        29,703
                         -------------------------------------------------------

Balance at 12/31/97      3,500,000  $  350    $101,593    $(60,740)   $   41,203

Issuance of stocks         175,670      17     981,333                   981,350

Paid in Capital for
 Officers' Compensation                        104,980    (104,980)            0

Net Income (Restated)                                        9,469         9,469
                         -------------------------------------------------------

Balance at 12/31/98      3,675,670  $  367  $1,187,906   $(156,251)   $1,032,022

Stock Split 2-for-1      3,675,670
                         -------------------------------------------------------
Retroactive Balance
 as of 12/31/98          7,351,340  $  367  $1,187,906   $(156,251)   $1,032,022
                         =======================================================


                                                                             F47

                           CIRCLE GROUP INTERNET, INC.
                       STATEMENT OF CASH FLOWS (RESTATED)
                   FOR Years ENDED DECEMBER 31, 1998 and 1997


                                                   1998           1997
                                                ----------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (Loss)                             $  (99,511)    $ (60,740)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation                                     11,744        23,544
   Paid-in Capital for Officers' Compensation      104,980        90,443
   (Increase) Decrease in:
     Deferred Tax Assets                            (4,294)       (5,887)
   Increase (Decrease) in:
     Accounts Payable                                5,000         2,500
     Accrued Expenses                               24,000             0
     Income Taxes Payable                           (2,357)        6,452
                                                ----------     ---------

Net cash provided by operating activities           43,562        56,312
                                                ----------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment               (13,970)       (9,783)
                                                ----------     ---------

Net cash (used) by investing activities            (13,970)       (9,783)
                                                ----------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment to Officer's Loans                       (16,403)      (21,036)
  Issuance of Common Stocks                        981,350        11,500
                                                ----------     ---------

Net cash provided (used) by financing
 activities                                        964,947        (9,536)
                                                ----------     ---------

NET INCREASE IN CASH                               994,539        36,993

CASH BALANCE AT BEGINNING OF YEAR                   36,993             0
                                                ----------     ---------

CASH BALANCE AT END OF YEAR                     $1,031,532     $  36,993
                                                ==========     =========


SUPPLEMENTARY CASH FLOW INFORMATION
  Cash paid for interest                        $        0     $   4,757
                                                ==========     =========
  Cash paid for income taxes                    $    6,375     $       0
                                                ==========     =========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
  AND FINANCING ACTIVITIES
  Property and equipment purchased from
   officer's Loans                              $        0     $  37,439
                                                ==========     =========

  Paid In Capital for Officers' Compensation    $  104,980     $  90,443
                                                ==========     =========


                                                                             F48

                           CIRCLE GROUP INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


NOTE 1 - GENERAL

Circle Group Internet, Inc. (the "Company") is an Internet company with e-finance business-to-business and e-tailer divisions. The Company was organized under the laws of the state of Illinois on May 5, 1994. The Company had no activities and operations until 1997.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual basis of accounting for financial reporting, in accordance with generally accepted accounting principles.

Use of Estimate

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue from sales is recognized when services are performed.

Fixed Assets

Fixed assets are stated at cost. Depreciation is calculated on the accelerated method over the estimated useful lives of the assets. Management also elected to expense the fixed assets under Section 179 of the Internal Revenue Code.

Total depreciation expense for years ended December 31, 1998 and 1997 was $11,744 and $23,544.

Research and Development

Research and development expenditures are charged to expense as incurred.

                                                                             F49

                           CIRCLE GROUP INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts income taxes in accordance with Financial Accounting Standards Board Statement No. 109.

Statement of Cash Flows

The Company prepares its statement of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95. For purpose of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Reclassification

Certain reclassification have been made to the 1997 financial statements to conform with the 1998 financial statement presentation. Such reclassification had no effect on net income as previously reported.

Restatement


The accompanying financial statements for years ended December 31, 1998 and 1997 were restated to reflect the stock split (See Note 8), and the accrual of Officers' Compensation (See Note 6).


The accompanying financial statements for year ended December 31, 1997 were also restated for the prior period adjustment (See Note 3).


NOTE 3 - PRIOR PERIOD ADJUSTMENT

An understatement of 1997 reported penalties and late charge was discovered during 1998. The fiscal year 1997 financial statements have been restated to account for these charges. Correction of this error resulted in a decrease of previously reported net income of $565.

                                                                             F50

                           CIRCLE GROUP INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997

NOTE 4 - PROVISION FOR INCOME TAXES

The components of income tax expense as of December 31, 1998 and 1997 were as follows:


                                           1998            1997
                                         --------       --------
      Current                            $  4,294       $  5,887
      Deferred                             (4,294)        (5,887)
                                         --------       --------
      Total                              $      0       $      0
                                         ========       ========


Provision for deferred taxes has been made for temporary differences existing in the recognition of depreciation and officers' compensation for tax purposes and financial reporting purposes.

NOTE 5 - REGULATION A OFFERING

The Company conducted an offering pursuant to Regulation A of the Securities Act of 1933 as amended, and sold 351,340 shares of common stock, for $2.50 per share in 1998. Total proceeds received related to the offering were $981,350. Expenses related to the offering were $19,939.

NOTE 6 - RELATED PARTIES TRANSACTIONS

Note Payable to Stockholder

A note payable to an officer/stockholder was established to purchase various property and equipment during the years. The note bears interest at 18% per annum and is unsecured. Loan payments are made through the monthly payment to the officer's various credit cards. The outstanding balance of the note as of December 31, 1998 and 1997 was $0 and $16,403, respectively. Total interest paid in 1997 was $4,577. None in 1998.

Lease Commitments

The Company leases facilities from an officer/stockholder on a month-to-month basis. The lease requires monthly payments of $2,697, including utilities and maintenance.

Rent expense incurred under this lease for years ended December 31, 1998 and 1997 was $25,456 and $32,364, respectively.

                                                                             F51

                           CIRCLE GROUP INTERNET, INC.
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997

NOTE 6 - RELATED PARTY TRANSACTIONS (Continued)


Officers' Compensation

The Company paid and accrued $31,020 and $45,557 in 1998 and 1997, respectively. The balances of $104,980 and $90,443 for 1998 and 1997, respectively, were booked as paid in capital.


NOTE 7 - YEAR 2000

The Company believes that it has identified each of its computer systems that will require modifications to enable it to perform satisfactorily on and after January 1, 2000. The financial impact of making such modifications to the Company's systems is not expected to be material to the Company's financial position or results of operations. In addition, the Company is currently corresponding with vendors that provide products and systems to the Company in order to determine if such products and systems will be required to be upgraded or replaced. Although management believes the Company has an adequate program in place to address the year 2000 issue, the costs of upgrades to, or replacements of, its purchased products or systems has not been determined and there can be no assurance that the program will ultimately be successful.

NOTE 8 - SUBSEQUENT EVENT

Stock Offering

The Regulation A offering in Note 5 was completed in 1999. Total proceeds received in 1999 related to the offering were $1,518,650. The offering of 1,000,000 shares was fully subscribed and proceeds in the aggregate of $2,500,000 was received.

Stock Split


On July 22, 1999, the Board of Directors declared a split of the outstanding and issued stock from each(1) share into two(2) shares. Accordingly, the number of issued and outstanding shares increased to 7,351,340, and the par value of each share decreased to $.00005. All references in the accompanying financial statements to the number of common shares and per share amounts for 1998 and 1997 have been restated to account for the stock split.


                                                                             F52

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and stockholders of Hos-Pillow Corporation

I have audited the accompanying balance sheets of Hos-Pillow Corporation (an Illinois S-corporation), as of December 31, 1998 and 1997, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits have a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Hos-Pillow Corporation as of December 31, 1998 and 1997, and the results of its operation and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





Pasadena, CA
June 4, 1999
(Except for Note 9, the
date is October 6, 1999)


                                                                             F53

F61


                             HOS-PILLOW CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 and 1997


                                     ASSETS
                                            1998              1997
                                          ---------        ---------
                                                         (As Restated)
Current Assets
  Cash and Cash Equivalents               $  36,761        $  51,098
  Accounts Receivable                        40,051           70,775
  Inventories                                46,328           41,437
                                          ---------        ---------

    Total Current Assets                    123,140          163,310
                                          ---------        ---------

Property and Equipment
  Office Furniture and Equipment             24,209           21,201
  Automobiles                                     -           75,816
                                          ---------        ---------
                                             24,209           97,017
  Less: Accumulated Depreciation            (24,209)         (21,863)
                                          ---------        ---------

    Total Property and Equipment                  0           75,154
                                          ---------        ---------

Other Assets
  Deposits                                      770              770
                                          ---------        ---------

    Total Other Assets                          770              770
                                          ---------        ---------

TOTAL ASSETS                              $ 123,910        $ 239,234
                                          =========        =========


                                                                             F54

                             HOS-PILLOW CORPORATION
                                 BALANCE SHEETS
                           DECEMBER 31, 1998 and 1997


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                                      1998             1997
                                                   ---------        ---------
                                                                  (As Restated)
Current Liabilities
  Accounts Payable                                 $ 118,761        $  81,568
  Accrued Expenses                                     2,239            2,276
  State Tax Payable                                    1,856            1,532
  Note Payable - Officer                                   -              175
                                                   ---------        ---------

    Total Current Liabilities                        122,956           85,551
                                                   ---------        ---------

Long-Term Liabilities                                      0                0
                                                   ---------        ---------

    Total Liabilities                                122,956           85,551
                                                   ---------        ---------

Stockholders' Equity
  Common Stock, no par value; 1000 shares
   authorized; 100 shares issued and
   outstanding                                         1,000            1,000
  Retained Earnings                                      (46)         152,683
                                                   ---------        ---------

    Total Stockholders' Equity                           954          153,683
                                                   ---------        ---------

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                            $ 123,910        $ 239,234
                                                   =========        =========



                                                                             F55

                             HOS-PILLOW CORPORATION
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                             1998            1997
                                          -----------     -----------
                                                         (As Restated)

SALES                                    $   873,713       $ 1,028,719

COST OF SALES - SCHEDULE A                   649,596           828,046
                                         -----------       -----------

GROSS PROFIT                                 224,117           200,673

OPERATING EXPENSES - SCHEDULE B               95,533           100,839
                                         -----------       -----------

INCOME (LOSS) FROM OPERATIONS                128,584            99,834
                                         -----------       -----------

OTHER INCOME (EXPENSES)
  Dividend Income                              2,716             3,195
  Interest Expense                                 -               (38)
  Loss on Disposal of Assets                  (6,464)                -
                                         -----------       -----------

    Total Other Income (Expenses)             (3,748)            3,157
                                         -----------       -----------

NET INCOME (LOSS) BEFORE TAXES               124,836           102,991

PROVISION FOR INCOME TAXES                     1,856             1,426
                                         -----------       -----------

NET INCOME (LOSS)                            122,980           101,565

RETAINED EARNINGS
  Beginning Balance                          152,683           123,151
  Less: Distributions                       (275,709)          (72,033)
                                         -----------       -----------

  Ending Balance                         $       (46)      $   152,683
                                         ===========       ===========


                                                                             F56

                             HOS-PILLOW CORPORATION
                                  COST OF SALES
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                                                SCHEDULE A
                                                   1998           1997
                                                ---------       ---------
                                                              (As Restated)
COST OF SALES
Beginning Inventory                             $  41,437       $  46,854
Purchases                                         639,724         795,010
Freight & Shipping                                 14,763          27,619
                                                ---------       ---------
                                                  695,924         869,483
Less: Ending Inventory                            (46,328)        (41,437)
                                                ---------       ---------

  Total Cost of Sales                           $ 649,596       $ 828,046
                                                =========       =========


                                                                             F57

                             HOS-PILLOW CORPORATION
                               OPERATING EXPENSES
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                                          SCHEDULE B
                                             1998            1997
                                           --------       --------
                                                        (As Restated)
OPERATING EXPENSES
  Accounting                               $  4,650       $  4,850
  Automobile                                    213            456
  Bank Charge                                   865            589
  Depreciation                                4,386          2,214
  Dues and Subscriptions                         35            166
  Insurance                                   1,143          2,483
  Legal                                           -          1,826
  Miscellaneous                                  60            575
  Office Supplies                             3,500          3,174
  Officer's Salaries                         14,500         13,500
  Postage                                     2,081          2,322
  Rent                                        9,179         10,700
  Salaries and Wages                         37,737         37,657
  Taxes/Franchise                                50             50
  Taxes/Payroll                               7,090          6,223
  Telephone                                   5,345          6,745
  Travel                                      3,022          5,596
  Utilities                                   1,677          1,713
                                           --------       --------

    Total Operating Expenses               $ 95,533       $100,839
                                           ========       ========


                                                                             F58

                             HOS-PILLOW CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


                                     Common Stock      Retained
                                  Shares    Amount     Earnings        Total
                                 ---------------------------------------------

Balance at December 31, 1996        100     $1,000    $ 123,151     $ 124,151

Net Income (As Restated)                                101,565       101,565

Shareholders' Distributions                             (72,033)      (72,033)
                                 ---------------------------------------------

Balance at December 31, 1997        100     $1,000    $ 152,683     $ 153,683

Net Income                                              122,980       122,980

Shareholders' Distributions                            (275,709)     (243,458)
                                 ---------------------------------------------

Balance at December 31, 1998        100     $1,000    $     (46)    $     954
                                 =============================================






                                                                             F59

                             HOS-PILLOW CORPORATION
                             STATEMENT OF CASH FLOWS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997

                                              1998           1997
                                           ----------     ----------
                                                         (As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income                               $ 122,980      $ 101,565
  Adjustments to reconcile net income to
   net cash provided by operating
   activities
    Depreciation                               4,386          2,214
    Loss on Disposal of Assets                 6,464              -
   (Increase) Decrease in:
      Accounts Receivable                     30,724         30,361
      Inventories                             (4,891)         5,417
   Increase (Decrease) in:
      Accounts Payable                        37,193        (68,713)
      Accrued Expenses                            63            396
      State Tax Payable                          324            544
                                           ----------     ----------

NET CASH PROVIDED BY OPERATING ACTIVITIES    197,243         71,784
                                           ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                       (3,008)       (14,392)
                                           ----------     ----------

NET CASH (USED) BY INVESTING ACTIVITIES       (3,008)       (14,392)
                                           ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Payment to Officers' Loan                     (175)             -
  Distributions to Shareholders             (208,397)       (72,033)
                                           ----------     ----------

NET CASH (USED) BY FINANCING ACTIVITIES     (208,572)       (72,033)
                                           ----------     ----------

NET INCREASE (DECREASE) IN CASH              (14,337)       (14,641)
BEGINNING OF YEAR                             51,098         65,739
                                           ----------     ----------

END OF YEAR                                $  36,761      $  51,098
                                           ==========     ==========

SUPPLEMENTAL DISCLOSURES:
  Cash Paid During the Year for:
     Interest                              $       0      $      38
                                           ==========     ==========
     Income Tax                            $   1,532      $     882
                                           ==========     ==========

  Noncash investing and financing activities:
         A shareholder's draw of $67,312 is accrued for a disposal of an automobile:
         Net book value of Automobile                       $ 73,776
         Loss on Disposal of                                  (6,464)
         Assets                                             --------
                                                            $ 67,312
                                                            ========


                                                                             F60

                             HOS-PILLOW CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


NOTE 1 - GENERAL

Hos-Pillow Corporation ("the Company") was formed under the laws of Illinois on January 23, 1981.

Hos-Pillow Corporation is engaged in sales of blankets and pillows to airlines and railroad transportation companies.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company uses the accrual basis of accounting in accordance with generally accepted accounting principles.

Use of estimates

The preparation of the accompanying financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

The Company prepares its statements of cash flows using the indirect method as defined under Financial Accounting Standards Board Statement No. 95.

Accounts Receivable

The Company has not established an allowance for doubtful accounts and does not use reserve method for recognizing bad debts. Bad debts are treated as direct write-offs in the period management determines that collection is not probable. There was no bad debt expense neither in 1998 nor 1997.

Inventories

Costs incurred for materials, technology and shipping are capitalized as inventories and charged to cost of sales when revenue is recognized. Inventories consist of finished goods and are stated at the lower of cost or market, using the first-in, first-out method.


                                                                             F61

                             HOS-PILLOW CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the accelerated method based on the estimated useful lives of the assets. Management also elected to expense the fixed assets under Section 179 of the Internal Revenue Code. Depreciation expense in 1998 and 1997 was $4,386 and $2,214, respectively.

Income Taxes

The Company is taxed as an S corporation under the Internal Revenue Code and applicable state statutes. Under an S Corporation election, the income of the Corporation flows through to the stockholders to be taxed at the individual level rather than the corporate level. Accordingly, no provision or liability for federal income taxes has been included in the financial statements. State income taxes are provided based on statutory rates.


NOTE 3 - NOTE PAYABLE - OFFICER

As of December 31, 1997, the Company had a note payable to an officer in the amount of $175. The note was paid in full in 1998. Interest charged to the note was $0 and $38 for years ended December 31, 1998 and 1997, respectively.


NOTE 4 - DISTRIBUTIONS

The Company distributed all of its retained earnings to the shareholders at the end of each year. Total distributions in 1998 and 1997 was $243,458 and $72,033, respectively.


NOTE 5 - RELATED PARTY TRANSACTIONS

The Company sold its automobile (in which the Company had 25% interest) to a shareholder for $41,800. The Company included the payment as a Distribution. This transaction resulted in a net loss of $6,464.


                                                                             F62

                             HOS-PILLOW CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


NOTE 6 - PRIOR YEARS' ADJUSTMENT

Certain errors, resulting in both the overstatement and understatement of assets, stockholders' equity and expenses of the prior year were corrected in 1997. These errors had no effects on 1998. The changes to retained earnings as of December 31, 1997 and the related statement of income for the year then ended are summarized as follows:

                                                 Retained      Net
                                                 Earnings     Income
                                                 --------     ------
As previously reported, December 31, 1997        $152,857    $101,739
Adjustments:
  Understatement of Accumulated Depreciation         (142)       (142)
  Understatement of state income taxes                (32)        (32)
                                                 --------    --------

As restated and adjusted, December 31, 1997      $152,683    $101,565
                                                 ========    ========


NOTE 7 - LEASE COMMITMENTS

The Company leases its office facilities for $898 per month. The lease expires September 2001. Rent expense charged to operations was $9,179 and $10,700 for years ended December 31, 1998 and 1997, respectively.

As of December 31, 1998, the minimum commitments under these leases are as follows:
               Year ended
              December 31,                      Amount
              ------------                      ------
                 1999                          $10,488
                 2000                           10,872
                 2001                            8,370
                                               -------
                 Total                         $29,730
                                               =======

NOTE 8 - YEAR 2000

The Company believes that it has identified each of its computer systems that will require modifications to enable it to perform satisfactorily on and after January 1, 2000. The financial impact of making such modifications to the Company's systems is not expected to be material to the Company's financial position or results of operations. In addition, the Company is currently corresponding with vendors that provide products and systems to the Company in order to determine if such products and systems will be required to be upgraded or replaced. Although management believes the Company has an adequate program in place to address the Year 2000 issue, the costs of upgrades to, or replacements of, its purchased products or systems has not been determined and there can be no assurance that the program will ultimately be successful.


                                                                             F63

                             HOS-PILLOW CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                   FOR YEARS ENDED DECEMBER 31, 1998 and 1997


NOTE 9 - SUBSEQUENT EVENT

On January 29, 1999, the Company entered into an agreement provided that the Company will be acquired by Circle Group Internet, Inc. ("CGI", an Illinois corporation) in a stock for stock transaction. CGI will acquire all of the issued and outstanding shares of the Company in exchange for 200,000 common shares of CGI. This transaction will be accounted for as a purchase. This is a related party transaction; in addition, both parties, son-father, are officers of CGI. The father becomes the officer of CGI after the acquisition.




                                                                             F64

 ===============================================================================

                      Dealer Prospectus Delivery Obligation

Until          , 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

We have not authorized any dealer, salesperson, or other person to provide any information or make any representations about us, except the information or representations contained in this prospectus. You should not rely on any additional information or representation.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities:

         -        except the common stock offered by this prospectus;
         - in any jurisdiction in which the offer or solicitation is not authorized;
         - in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;
         - to any person to whom it is unlawful to make the offer or solicitation; or
         - to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sales does not imply that:

         - there have been no changes in the affairs of Circle Group Internet after the date of this prospectus; or
         - the information contained in this prospectus is correct after the date of this prospectus.



                                1,825,532 shares
                                  common stock

                              ---------------------

                                   Prospectus

                              ---------------------

                           Circle Group Internet, Inc.

                               ____________ , 1999

 ===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

The articles of incorporation of Circle Group Internet, Inc. provide indemnification of directors and officers and other corporate agents to the fullest extent permitted under the laws of Illinois. The articles of incorporation also limit the personal liability of the Circle Group Internet, Inc.'s directors to the fullest extent permitted by the Illinois Business Corporation Act contains provisions entitling our directors and officers to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of Circle Group Internet, provided said officers or directors acted in good faith.


Because indemnification or liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons by these, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and resale of the securities offered by this prospectus. We are responsible for the payment of all expenses set forth below.

              Registration fee                                          $  5,075
              Application fee for the Nasdaq Stock Market, Inc.           75,625
              Blue Sky filing fees and expenses                                0
              Printing and engraving expenses                              8,000
              Legal fees and expenses                                     50,000
              Accounting fees and expenses                                29,000
              Miscellaneous                                                1,000
                                                                        --------

                    Total                                               $168,700
                                                                        ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.


On October 9, 1996 CIG Securities issued 1,000 shares of its common stock to Internet Broadcasting Company, Inc., formerly known as Capital Internet Group, Inc., for par value, as founders shares. The issuance of these shares was exempt from registration in reliance on Section 4(2) of the Securities Act of 1933. Internet Broadcasting Company, Inc. was a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate CIG Securities.

In 1997 Mr. Gregory Halpern received 6,494,000 shares and Mr. Dana Dabney received 500,000 shares of our common stock for the nominal consideration of par value $.0001 per share as founders of Circle Group Internet. These issuances of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act of 1933. Messrs. Halpern and Dabney were accredited investors.

During fiscal 1997 we established a note payable in the principal amount of $16,403 to Mr. Gregory J. Halpern, our founder and CEO, to purchase furniture and fixtures, including computer equipment for our offices. The note provided for interest at 18% per annum and was unsecured. We repaid the note in full before December 31, 1998. Mr. Halpern was an accredited investors.


Between June 1998 and January 1999, we sold an aggregate of 1,000,000 shares of our common stock in an offering exempt from registration under the Securities Act of 1933 which was conducted according to Regulation A. The offering, which was a self-underwritten direct public offering conducted by us via the Internet, resulted in gross proceeds to us of $2,500,000 from approximately 402 investors. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to fund the expansion of our operations, to pay costs associated with our acquisitions of On-Line Bedding and PPI Capital, and to provide working capital for the expansion of our infrastructure.


Between January 1999 and October 1999 we issued options to purchase an aggregate of 319,000 shares of our common stock, at exercise prices ranging from $2.50 per share to $10.00 per share, under our 1999 Stock Option Plan to 16 of our executive officers, directors and employees. Subsequent to their issuance, options for an aggregate of 7,000 shares were canceled when the employment of one of the optionees was terminated. In each instance, the exercise price of the options was equal to the fair market value of our common stock on the date of grant. None of the options have been exercised. ^The issuance of these securities was exempt from the registration requirements of the Securities Act of 1933 in reliance on the exemption set forth in Section 4(2) of the Securities Act of 1933. All of the optionees, who are our employees, are accredited investors.

In January 1999 we issued 400,000 shares of our common stock to Mr. Edward L. Halpern and his wife, Diane Halpern, in a private transaction exchange for all the issued and outstanding capital stock of On-Line Bedding. Mr. Halpern is an affiliate of ours and Mr. and Mrs. Halpern are accredited investors. The transaction was exempt from registration under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933. We paid no underwriting fees, discounts or commissions in connection therewith.

In March 1999 we issued warrants to purchase an aggregate of 227,110 shares of our common stock, exercisable at $2.50 per share, which are exercisable until March 2002, to consultants who rendered various consulting services to us on a variety of business issues, including general business matters, investments, real estate, business development, acquisitions, marketing and market research, international business, vehicle brokerage, transportation, and banking and financial matters. These consultants are sophisticated and had full access to, or were otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. There are 11 holders of these warrants which were issued without registration under the Securities Act of 1933 in reliance on
Section 4(2) of the Securities Act of 1933. We paid no underwriting fees, discounts or commissions in connection therewith.

Between March 1 and March 15, 1999, we sold 150,480 shares of common stock to 47 accredited investors who had preexisting relationships with us and access to relevant information concerning Circle Group Internet in a private placement exempt from registration in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act of 1933, resulting in gross proceeds to us of $376,200. We paid no underwriting fees, discounts or commissions in connection therewith. The proceeds from this offering were used to launch our e-finance division.

Between April 1, 1999 and October 7, 1999 , we have issued an aggregate of 3,500 shares of common stock to EBS Public Relations, Inc. for public relations services rendered to us under an agreement dated March 4, 1999. At the request of EBS' principals, Erica and Brian Swerdlow, these shares have been issued to them individually. EBS is a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. Accordingly, the issuance of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act of 1933.

On April 1, 1999; May 1, 1999; June 1, 1999 and July 1, 1999, we issued 200 shares of common stock to Ms. Mary Lytle for tutoring services rendered in connection with the testing of our management for their broker-dealer licenses. Ms. Lytle is a sophisticated investor and had full access to, or was otherwise provided with, all relevant information reasonably necessary to evaluate Circle Group Internet. Accordingly, the issuance of the shares of common stock were exempt from registration under Section 4(2) of the Securities Act of 1933.

Between April 1, 1999 and July 22, 1999, we sold 1,213,800 shares of our common stock to 63 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 506, Regulation D, of the Securities Act of 1933. Each of these investors had a pre-existing relationship with us and had access to relevant information concerning Circle Group Internet. We received $12,138,000 in gross proceeds in the private placement and paid no underwriting fees, discounts or commissions in connection therewith. We used a portion of the proceeds from this offering for the development and marketing of our Internet viewing software. We have also set aside $1 million of these proceeds to contribute to the fund we are creating. The balance of the funds will be used for general working capital.

In April 1999 we issued Mr. and Mrs. Edward Halpern a demand promissory note in the principal amount of $80,018, bearing interest at 8% per annum, which represented shareholder distributions prior to our acquisition of On-Line Bedding. Mr. and Mrs. Halpern are accredited investors.

On August 1, 1999 Mr. Gregory J. Halpern, our president and CEO, borrowed $935,000 from us under a secured promissory note. This note bore interest at 8% per annum. As collateral for the note, Mr. Halpern granted us a first mortgage on his principal residence. This residence had a fair market value which exceeded the principal amount of the note and, with the exception of our mortgage, was unencumbered. Mr. Halpern is an accredited investor. The note was satisfied in full on December 7, 1999 and we have released our mortgage on the property.


ITEM 27. EXHIBITS.

Exhibit No.                               Description of Exhibits
-----------                               -----------------------

3.1*              Articles of Incorporation of Circle Group Internet, Inc.
3.2*              Articles of Amendment dated December 8, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.
3.3*              Articles of Amendment dated December 15, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.
3.4*              By-Laws of Circle Group Internet, Inc.
4.1*              Specimen Common Stock Certificate
5*                Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
10.1*             Employment Agreement dated January 2, 1999 between Circle
                  Group Internet, Inc. and Gregory J. Halpern
10.2*             Employment Agreement dated January 2, 1999 between Circle
                  Group Internet, Inc. and Dana L. Dabney
10.3*             Employment Agreement dated February 1, 1999 between Circle
                  Group Internet, Inc. and Frank K. Menon

10.4*             Employment Agreement dated March 1, 1999 between Circle Group
                  Internet, Inc. and Arthur C. Tanner
10.5*             Employment Agreement dated March 1, 1999 between Circle Group
                  Internet, Inc. and Erik J. Brown
10.6*             Employment Agreement dated June 1, 1999 between Circle Group
                  Internet, Inc. and Michael J. Theriault
10.7**            1999 Stock Option Plan of Circle Group Internet, Inc.
10.8*             Stock Purchase Agreement dated January 2, 1999 between the shareholders of On-Line Bedding Corporation and Circle Group
                  Internet, Inc.
10.9*             Stock Purchase Agreement dated March 8, 1999 between Circle
                  Group Internet, Inc., Internet Broadcasting Company, Inc. and
                  CIG Securities, Inc.
10.10*            Extension Agreement dated May 25, 1999 between Circle Group
                  Internet, Inc., Internet Broadcasting Company and CIG
                  Securities, Inc.
10.11*            Stock Purchase Agreement dated February 1, 1999 between
                  Gregory Halpern and Circle Group Internet, Inc.
10.12*            Extension Agreement dated August 25, 1999 between Circle Group
                  Internet, Inc., Internet Broadcasting Company and CIG
                  Securities, Inc.
10.13*            Client Agreement dated March 4, 1999 between EBS Public
                  Relations, Inc. and Circle Group Internet, Inc.
10.14*            Industrial lease agreement dated May 20, 1999 between CLO
                  Enterprises and Circle Group Internet, Inc.
10.15*            Industrial lease agreement dated June 18, 1999 between CLO
                  Enterprises and Circle Group Internet, Inc.
10.16*            Amendment No. 1 to the Stock Purchase Agreement between the shareholders of On-Line Bedding Corporation and Circle Group
                  Internet, Inc.
10.17*            Secured Promissory Note dated August 1, 1999 from Gregory J.
                  Halpern
10.18*            Mortgage dated August 6, 1999 between Gregory J. Halpern and
                  Karen S. Halpern and Circle Group Internet, Inc.
10.19*            Form of Placement Agency Agreement
10.20*            Form of Business Consulting Agreement
10.21*            Demand Promissory Note dated April 1, 1999
21*               Subsidiaries of the Registrant
23.1**            Consent of Harold Y. Sector, Certified Public Accountant
23.2*             Consent of Atlas, Pearlman, Trop & Borkson, P.A. is included in Exhibit 5
27**              Financial Data Schedule
99*               Letter dated July 14, 1999 to the Securities and Exchange
                  Commission requesting no-action regarding CIG Securities, Inc.

* Previously filed
** Filed herewith.

ITEM 28. UNDERTAKINGS

             (a) We undertake:

                 (1) To file, during any period in which we offer or sell securities, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any additional or changed material information with respect to the plan of distribution.

         (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

             (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Circle Group Internet, Inc., we have been advised that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Circle Group Internet, Inc. in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Mundelein, State of Illinois, on December 10, 1999.


                                              CIRCLE GROUP INTERNET, INC.

                                              By: /s/ Gregory J. Halpern
                                                 ----------------------------
                                              Gregory J. Halpern, Chief
                                              Executive Officer


In accordance with the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                                      Title                                 Date
---------                                      -----                                 ----

/s/Gregory J. Halpern         Director and Chief Executive Officer              December 10, 1999
------------------------
Gregory J. Halpern

/s/Frank K. Menon             Director and President                            December 10, 1999
------------------------
Frank K. Menon

/s/Dana L. Dabney             Director, Vice President of Human Resources       December 10, 1999
------------------------
Dana L. Dabney

/s/ Arthur C. Tanner          Chief Financial Officer                           December 10, 1999
------------------------
Arthur C. Tanner

/s/ Michael J. Theriault      Chief Operating Officer                           December 10, 1999
-------------------------
Michael J. Theriault

/s/ Edward J. Halpern         Director                                          December 10, 1999
-------------------------
Edward L. Halpern

                              Director
-------------------------
Charles S. Blumenfield

                              Director
-------------------------
Doron C. Levitas



The foregoing represents a majority of the Board of Directors

                                INDEX TO EXHIBITS

Exhibit No.                               Description of Exhibits
-----------                               -----------------------

3.1*              Articles of Incorporation of Circle Group Internet, Inc.
3.2*              Articles of Amendment dated December 8, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.
3.3*              Articles of Amendment dated December 15, 1997 to the Articles of Incorporation of Circle Group Internet, Inc.
3.4*              By-Laws of Circle Group Internet, Inc.
4.1*              Specimen Common Stock Certificate
5*                Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
10.1*             Employment Agreement dated January 2, 1999 between Circle
                  Group Internet, Inc. and Gregory J. Halpern
10.2*             Employment Agreement dated January 2, 1999 between Circle
                  Group Internet, Inc. and Dana L. Dabney
10.3*             Employment Agreement dated February 1, 1999 between Circle
                  Group Internet, Inc. and Frank K. Menon
10.4*             Employment Agreement dated March 1, 1999 between Circle Group
                  Internet, Inc. and Arthur C. Tanner
10.5*             Employment Agreement dated March 1, 1999 between Circle Group
                  Internet, Inc. and Erik J. Brown
10.6*             Employment Agreement dated June 1, 1999 between Circle Group
                  Internet, Inc. and Michael J. Theriault
10.7**            1999 Stock Option Plan of Circle Group Internet, Inc.
10.8*             Stock Purchase Agreement dated January 2, 1999 between the shareholders of On-Line Bedding Corporation and Circle Group
                  Internet, Inc.
10.9*             Stock Purchase Agreement dated March 8, 1999 between Circle
                  Group Internet, Inc., Internet Broadcasting Company, Inc. and
                  CIG Securities, Inc.
10.10*            Extension Agreement dated May 25, 1999 between Circle Group
                  Internet, Inc., Internet Broadcasting Company and CIG
                  Securities, Inc.
10.11*            Stock Purchase Agreement dated February 1, 1999 between
                  Gregory Halpern and Circle Group Internet, Inc.
10.12*            Extension Agreement dated August 25, 1999 between Circle Group
                  Internet, Inc., Internet Broadcasting Company and CIG
                  Securities, Inc.
10.13*            Client Agreement dated March 4, 1999 between EBS Public
                  Relations, Inc. and Circle Group Internet, Inc.
10.14*            Industrial lease agreement dated May 20, 1999 between CLO
                  Enterprises and Circle Group Internet, Inc.
10.15*            Industrial lease agreement dated June 18, 1999 between CLO
                  Enterprises and Circle Group Internet, Inc.
10.16*            Amendment No. 1 to the Stock Purchase Agreement between the shareholders of On-Line Bedding Corporation and Circle Group
                  Internet, Inc.
10.17*            Secured Promissory Note dated August 1, 1999 from Gregory J.
                  Halpern
10.18*            Mortgage dated August 6, 1999 between Gregory J. Halpern and
                  Karen S. Halpern and Circle Group Internet, Inc.
10.19*            Form of Placement Agency Agreement
10.20*            Form of Business Consulting Agreement
10.21*            Demand Promissory Note dated April 1, 1999
21*               Subsidiaries of the Registrant

23.1**            Consent of Harold Y. Sector, Certified Public Accountant
23.2*             Consent of Atlas, Pearlman, Trop & Borkson, P.A. is included in Exhibit 5
27**              Financial Data Schedule
99*               Letter dated July 14, 1999 to the Securities and Exchange
                  Commission requesting no-action regarding CIG Securities, Inc.

* Previously filed
** Filed herewith.